UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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First Acceptance Corporation

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FIRST ACCEPTANCE CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD NOVEMBER 17, 2009
To our Stockholders:
          The 2009 annual meeting of stockholders of First Acceptance Corporation will be held Tuesday, November 17, 2009, at 9:30 a.m., central time, at our corporate headquarters, which are located at 3322 West End Ave., Suite 1000, Nashville, Tennessee 37203. At the meeting, stockholders will vote on the following matters:
1.	Election of the nine directors set forth in this proxy statement to serve until the next annual meeting of stockholders or until their respective successors are duly elected and qualified;

2.	Approval of the Amended and Restated First Acceptance Corporation 2002 Long Term Incentive Plan;

3.	Approval of a value-for-value option exchange whereby certain outstanding stock options would be exchanged for shares of restricted common stock;

4.	Ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending June 30, 2010; and

5.	Any other matters that may properly come before the meeting.
          Stockholders of record at the close of business on October 5, 2009 are entitled to notice of and to vote at the meeting.
          Your vote is important. Please COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD in the enclosed stamped envelope in order that as many shares as possible will be represented.
* * * IMPORTANT NOTICE * * *
Regarding Internet Availability of Proxy Materials
for the 2009 Annual Meeting of Stockholders to be held on November 17, 2009
In accordance with new rules issued by the Securities and Exchange Commission, you may access our 2009 Annual Report and our Proxy Statement at
http://phx.corporate-ir.net/phoenix.zhtml?c=120257&p=irol-2009ProxyMaterials

By Order of the Board of Directors,

Kevin P. Cohn

Secretary
Nashville, Tennessee
October 16, 2009

i

FIRST ACCEPTANCE CORPORATION
3322 WEST END AVE., SUITE 1000
NASHVILLE, TENNESSEE 37203

PROXY STATEMENT

          The Board of Directors of First Acceptance Corporation (referred to herein as the “Board” or the “Board of Directors”) is soliciting proxies to be used at the 2009 annual meeting of stockholders. This proxy statement and the enclosed proxy card will be first mailed to stockholders on or about October 16, 2009.
ABOUT THE MEETING
What Is the Purpose of the Annual Meeting?
          At our annual meeting, stockholders will vote on the matters outlined in the accompanying notice of meeting. In addition, our management will report on our performance during fiscal 2009 and respond to questions from stockholders.
Who Is Entitled to Vote?
          Only stockholders of record at the close of business on the record date, October 5, 2009, are entitled to receive notice of the annual meeting and vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share of our common stock entitles its holder to cast one vote on each matter to be voted upon.
What Constitutes a Quorum?
          For purposes of voting on all matters, the presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. As of the record date, 48,311,873 shares of our common stock were outstanding. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting.
How Do I Vote?
          If you complete and properly sign the accompanying proxy card and return the card to us, the card will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy card from the institution that holds their shares.
Can I Change My Vote After I Return My Proxy Card?
          Yes. You can revoke your proxy at any time before it is exercised in any of three ways:

•	by submitting written notice of revocation to the Assistant Secretary of the Company;

•	by submitting another proxy that is later dated and properly signed; or

•	by voting in person at the meeting.

What Are the Board’s Recommendations?
          Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendations are set forth below, and a description of each item is included in this proxy statement. In summary, the Board recommends a vote:
•	for election of each of the nominated directors;

•	for approval of the Amended and Restated First Acceptance Corporation 2002 Long Term Incentive Plan;

•	for approval of the exchange of certain outstanding stock options for shares of restricted common stock; and

•	for ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending June 30, 2010.
          With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.
What Vote Is Required to Approve Each Proposal?
          Each of the director nominees must receive affirmative votes from a plurality of the votes cast to be elected. This means that the nine nominees receiving the greatest number of votes will be elected as directors. The approval of the Amended and Restated First Acceptance Corporation 2002 Long Term Incentive Plan, the proposed option exchange and the ratification of the appointment of Ernst & Young LLP as our independent auditors, as well as any other matter that properly comes before the meeting, in order to be approved, must receive affirmative votes from a majority of the shares represented in person or by proxy and entitled to vote on the matter. If you abstain from voting on the election of directors, your abstention will have no effect on the outcome, provided that a quorum has been established. If you abstain from voting on the Amended and Restated First Acceptance Corporation 2002 Long Term Incentive Plan, the proposed option exchange, or the ratification of the appointment of Ernst & Young LLP as our independent auditors, your abstention will have the same effect as a vote against the proposal.
Will My Shares Be Voted if I Do Not Sign and Return My Proxy Card?
          If you are a registered stockholder and do not sign and return your proxy card, your shares will not be voted at the annual meeting. If your shares are held in “street name” and you do not issue instructions to your broker, your broker may vote your shares at its discretion with respect to the proposals relating to the election of directors and the ratification of the appointment of Ernst & Young LLP as our independent auditors.
What Is a “Broker Nonvote?”
          Under current New York Stock Exchange rules, brokers and nominees may exercise their voting discretion without receiving instructions from the beneficial owner of the shares on proposals that are deemed to be routine matters. If a proposal is not a routine matter, the broker or nominee may not vote the shares with respect to the proposal without receiving instructions from the beneficial owner of the shares. If a broker turns in a proxy card expressly stating that the broker is not voting on a nonroutine matter, such action is referred to as a “broker nonvote.” Under current New York Stock Exchange rules, the proposals relating to the election of directors and the ratification of the appointment of Ernst & Young LLP as our independent auditors are deemed to be routine matters with respect to which brokers and nominees may exercise their voting discretion without receiving instructions from the beneficial owner of the shares. The proposals relating to the Amended and Restated First Acceptance Corporation 2002 Long Term Incentive Plan and the proposed option exchange are deemed to be non-routine matters, and brokers and nominees may not exercise their discretion to vote on those proposals without receiving instructions from the beneficial owner of the shares.

STOCK OWNERSHIP
          The following table shows the amount of our common stock beneficially owned (unless otherwise indicated) by our current directors, our named executive officers listed in this proxy statement and our current directors and executive officers as a group. Except as indicated in the table, none of our stockholders beneficially owns more than 5% of our common stock. Except as otherwise indicated, all information is as of October 5, 2009.

			Acquirable
	Outstanding		Within 60	Percent of
Name	Shares (1)		Days (2)	Class (3)
Gerald J. Ford	16,073,465	(4)	—	33.3%
Thomas M. Harrison, Jr.	6,999,999	(5)	100,000	14.7%
Donald J. Edwards	536,666	(6)	3,725,678	8.2%
Rhodes R. Bobbitt	171,661		—	*
Tom C. Nichols	49,500		—	*
Lyndon L. Olson, Jr.	4,000		—	*
William A. Shipp, Jr.	15,501		—	*
Harvey B. Cash	4,000		—	*
Stephen J. Harrison	7,048,039	(7)	100,000	14.8%
Edward L. Pierce	465,000	(8)	212,500	1.4%
Kevin P. Cohn	—		131,250	*
Dan L. Walker	34,667	(9)	20,000	*
Keith E. Bornemann	13,866	(9)	11,000	*
All current directors and executive officers as a group (13 persons)	31,416,364		4,300,428	67.9%

*	Represents less than 1% of our outstanding common stock.

(1)	The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority.

(2)	Reflects the number of shares that could be purchased by exercise of options exercisable on October 5, 2009 or within 60 days thereafter under our stock incentive plan.

(3)	Pursuant to the rules of the Securities and Exchange Commission (the “SEC”), shares of common stock that an individual owner has a right to acquire within 60 days pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the ownership of that owner, but are not deemed outstanding for the purpose of computing the ownership of any other individual owner. Likewise, the shares subject to options held by our directors and executive officers that are exercisable within 60 days are all deemed outstanding for the purpose of computing the percentage ownership of all executive officers and directors as a group.

(4)	Includes 12,319,654 shares owned through Hunter’s Glen/Ford Ltd. (“Hunter’s Glen”); 1,229,718 shares owned through Turtle Creek Revocable Trust (“Turtle Creek Trust”); and 1,960,365 shares owned by Mr. Ford’s son. Because Mr. Ford is one of two general partners of Hunter’s Glen and the sole stockholder of Ford Diamond Corporation, a Texas corporation and the other general partner of Hunter’s Glen, Mr. Ford is considered the beneficial owner of the shares that Hunter’s Glen owns. Since Mr. Ford is trustee of Turtle Creek Trust, Mr. Ford is considered the beneficial owner of the shares that Turtle Creek Trust owns. Address: 200 Crescent Court, Suite 1365, Dallas, Texas 75201.

(5)	Includes 2,188,168 shares held by the Thomas M. Harrison, Jr. Family 2008 Grantor Retained Annuity Trust and 4,811,831 shares held by the Thomas M. Harrison, Jr. Family 2009 Grantor Retained Annuity Trust. Address: c/o Bass, Berry & Sims PLC, 315 Deaderick St., Suite 2700, Nashville, Tennessee 37238.

(6)	Address: Flexpoint Ford, LLC, 676 N. Michigan Avenue, Suite 3300, Chicago, Illinois 60611.

(7)	Includes 17,537 shares of unvested restricted stock, 2,188,168 shares held by the Stephen J. Harrison 2008 Grantor Retained Annuity Trust and 4,811,831 shares held by the Stephen J. Harrison 2009 Grantor Retained Annuity Trust. Address: c/o Bass, Berry & Sims PLC, 315 Deaderick St., Suite 2700, Nashville, Tennessee 37238.

(8)	Includes 160,000 shares of unvested restricted stock.

(9)	Represents shares of unvested restricted stock.

Section 16(a) Beneficial Ownership Reporting Compliance
          The federal securities laws require our directors and executive officers and persons who own more than 10% of our common stock to timely file with us and the SEC initial reports of ownership and reports of changes in ownership. Based solely upon a review of filings with the SEC and written representations that no other reports were required, we believe that all of our directors and officers complied during fiscal 2009 with their reporting requirements.
CORPORATE GOVERNANCE
Corporate Governance Guidelines
          We have adopted Corporate Governance Guidelines that outline the composition, operations and responsibilities of the Board of Directors. The Corporate Governance Guidelines require that at least a majority of the members of the Board must be independent, as defined by applicable law and the standards of the New York Stock Exchange. The Board has determined that each of Messrs. Bobbitt, Cash, Nichols, Olson and Shipp are “independent” within the meaning of the rules of the New York Stock Exchange as currently in effect. The Corporate Governance Guidelines also require that all of the members of the Audit, Compensation, and Nominating and Corporate Governance Committees of the Board must be independent. A copy of our Corporate Governance Guidelines may be found on the corporate governance page of our website at www.firstacceptancecorp.com, and we will send a written copy of our Corporate Governance Guidelines to any stockholder who requests a copy by delivering written notice to Michael J. Bodayle, Assistant Secretary, First Acceptance Corporation, 3322 West End Ave., Suite 1000, Nashville, Tennessee 37203.
          The non-management members of the Board of Directors meet regularly in executive sessions. The Chairman of the Board of Directors presides over executive sessions of the non-management directors. Stockholders and all other interested parties may send communications to the Chairman of the Board of Directors or to any of the non-management directors at 3322 West End Ave., Suite 1000, Nashville, Tennessee 37203.
Code of Business Conduct and Ethics
          The Board has adopted a Code of Business Conduct and Ethics which outlines the principles, policies and laws that govern our activities and establishes guidelines for professional conduct in the workplace. The Code of Business Conduct and Ethics includes provisions relating to ethical conduct, conflicts of interest, compliance with law and internal reporting of violations of the code. The Code of Business Conduct and Ethics applies to directors as well as executive officers and other employees. Every employee is required to read and certify annually that he or she has read and understands, and will comply with, the Code of Business Conduct and Ethics. A copy of our Code of Business Conduct and Ethics may be found on the corporate governance page of our website at www.firstacceptancecorp.com, and we will send a written copy of our Code of Business Conduct and Ethics to any stockholder who requests a copy by delivering written notice to Michael J. Bodayle, Assistant Secretary, First Acceptance Corporation, 3322 West End Ave., Suite 1000, Nashville, Tennessee 37203. We intend to disclose amendments to or waivers from the Code of Business Conduct and Ethics for the benefit of our executive officers or directors, if any, on our web site at www.firstacceptancecorp.com.

PROPOSAL 1 – ELECTION OF DIRECTORS
          The Board of Directors is comprised of nine members. The Board of Directors has nominated and recommends to the stockholders Rhodes R. Bobbitt, Harvey B. Cash, Donald J. Edwards, Gerald J. Ford, Stephen J. Harrison, Thomas M. Harrison, Jr., Tom C. Nichols, Lyndon L. Olson, Jr. and William A. Shipp, Jr. for election to serve as directors until our next annual meeting of stockholders and until such time as their respective successors are duly elected and qualified. Each of the director nominees is currently a director and was elected by the stockholders at our 2008 annual meeting of stockholders.
          If any of the nominees should become unable to accept election, the persons named in the proxy may vote for such other person or persons as may be designated by the Board of Directors. Management has no reason to believe that any of the nominees named above will be unable to serve.
          Certain information with respect to the nominees for election as directors is set forth below.
          Rhodes R. Bobbitt, 64, has served as a director of the Company since August 2004. From February 1987 until his retirement in June 2004, Mr. Bobbitt served as managing director and Dallas regional office manager of the Private Client Service Group – Credit Suisse First Boston and its predecessor, Donaldson, Lufkin & Jenrette. Prior to joining Donaldson, Lufkin & Jenrette, Mr. Bobbitt was vice president of security sales in the Dallas office of Goldman Sachs & Co. Mr. Bobbitt is a director of Hilltop Holdings, Inc.
          Harvey B. Cash, 70, has served as a director of the Company since November 1996. Mr. Cash has been a general partner of InterWest Partners, a venture capital fund, since 1986. Mr. Cash is a director of Silicon Laboratories, Ciena Corporation, and Argo Group International Holdings, Ltd.
          Donald J. Edwards, 43, has served as a director of the Company since July 2002. Mr. Edwards currently is the managing principal for Flexpoint Ford, LLC (formerly Flexpoint Partners, LLC), a Chicago-based private equity firm (“Flexpoint Ford”), and served as our President and Chief Executive Officer from July 2002 through April 2004. Prior to July 2002, Mr. Edwards served as a Principal in GTCR Golder Rauner, a Chicago-based private equity firm, for over five years.
          Gerald J. Ford, 65, has been Chairman of the Board of Directors and a director of the Company since its formation in August 1996. Mr. Ford served as our Chief Executive Officer from our formation until July 2002. He currently is a private investor, and serves as Chairman of the Board of Trustees of Southern Methodist University, as a trustee of Southwestern Medical Foundation, and as Chairman of Flexpoint Ford. Mr. Ford was the Chairman of the Board, Chief Executive Officer and a director of Golden State Bancorp Inc., a holding company whose primary asset was its indirect ownership of California Federal Bank, from September 1998 through November 2002. Mr. Ford is a director of Freeport-McMoRan Copper & Gold, McMoRan Exploration Co., Scientific Games Corporation and Hilltop Holdings, Inc.
          Stephen J. Harrison, 57, has served as our Chief Executive Officer and a director of the Company since April 2004. Mr. Harrison served as our President from April 2004 through February 2008. In 1995, Mr. Harrison co-founded USAuto Insurance Company, Inc., predecessor of USAuto Holdings, Inc. (“USAuto Holdings”), which we acquired in April 2004. Mr. Harrison has over 30 years experience in insurance and related industries, including automobile insurance and insurance agency operations. From 1974 to 1991, he served in various capacities with the Harrison Insurance Agency, a family-owned multi-line insurance agency. From 1991 to 1993, Mr. Harrison served as President of Direct Insurance Company, a non-standard automobile insurance company. Mr. Harrison is the brother of Thomas M. Harrison, Jr., a director of the Company.
          Thomas M. Harrison, Jr., 59, has served as a director of the Company since April 2004. Mr. Harrison served as Executive Vice President and Secretary of the Company from April 2004 until his retirement in December 2007. Mr. Harrison co-founded USAuto Insurance Company, Inc., predecessor to USAuto Holdings, in 1995 and served as Vice President and Secretary of USAuto Holdings from 1995 until December 2007. Mr. Harrison is the brother of Stephen J. Harrison, who is our Chief Executive Officer and a director of the Company.

          Tom C. Nichols, 62, has served as a director of the Company since November 2005. Mr. Nichols has served as Investment Chief Executive Officer of Carlile Holdings, Inc., a bank holding company, since March 2008. Mr. Nichols served as President and a director of First United Bancorp and Chairman, President and Chief Executive Officer of State National Bancshares, Fort Worth from October 1996 to March 2008.
          Lyndon L. Olson, Jr., 62, has served as a director of the Company since August 2004. Mr. Olson served as a senior advisor to Citigroup, Inc., serving as a consultant to senior management, from 2001 to 2008. Mr. Olson served as United States Ambassador to Sweden from 1998 until 2001. From 1990 to 1998, Mr. Olson served with Citigroup as President and Chief Executive Officer of Travelers Insurance Holdings and the Associated Madison Companies. Prior to joining Citigroup, Mr. Olson served as President of the National Group Corporation and Chief Executive Officer of its National Group Insurance Company.
          William A. Shipp, Jr., 57, has served as a director of the Company since August 2004. Mr. Shipp has been principal of W.A. Shipp, Jr. & Co., a financial advisory firm, since July 1995 and has served as Treasurer/Secretary of the Jack C. Massey Foundation since July 1999. From December 1983 to June 1995, Mr. Shipp served as Vice President of Massey Investment Company. Prior to joining Massey Investment Company, Mr. Shipp worked for more than eight years in various audit and tax capacities for Ernst & Young LLP. Mr. Shipp is a certified public accountant.
Required Vote; Recommendation of the Board
          The affirmative vote of a plurality of the votes cast by the stockholders entitled to vote at the meeting is required for the election of directors. Abstentions will be counted in determining whether there is a quorum, but will not be voted with respect to the proposal. Therefore, so long as a quorum has been established, abstentions will have no effect on whether this proposal is approved.
The Board of Directors recommends that you vote FOR each of the nominees.

How Are Our Directors Compensated?
          Each non-employee director receives an annual retainer of $20,000, payable in equal, quarterly installments in arrears. The Chairman of the Audit Committee of the Board of Directors receives an additional annual retainer of $5,000, payable in equal, quarterly installments in arrears. Non-employee directors also receive a fee of $2,000 for each Board of Directors meeting attended and $1,000 for each Board committee meeting attended. In addition, non-employee directors other than Messrs. Edwards, Ford and Thomas M. Harrison, Jr. receive an award pursuant to our 2002 Long Term Incentive Plan of 1,000 shares of restricted stock on the date of each annual meeting of our stockholders. The restricted stock is subject to forfeiture if the director ceases to serve as a director of the Company during the period of six months following the date of the award, subject to certain exceptions.
          The following table summarizes information with respect to the compensation paid to the members of our Board in fiscal 2009.

	Fees Earned	Stock
	or Paid in	Awards
Name	Cash ($)	($) (1)	Total ($)
Rhodes R. Bobbitt	45,000	2,950	47,950
Harvey B. Cash	29,000	2,950	31,950
Donald J. Edwards	34,000	—	34,000
Gerald J. Ford	30,000	—	30,000
Thomas M. Harrison, Jr.	30,000	—	30,000
Thomas C. Nichols	37,000	2,950	39,950
Lyndon L. Olson, Jr.	27,000	2,950	29,950
William A. Shipp, Jr.	50,000	2,950	52,950

(1)	Represents the proportionate amount of the total value of stock awards to directors recognized as an expense during fiscal 2009 for financial accounting purposes under Statement of Financial Accounting Standards No. 123 (Revised), Share Based Payment (“SFAS 123R”), disregarding for this purpose estimated forfeitures relating to service-based vesting conditions. Compensation expense is equal to the grant date fair value of the stock awards using the closing price for the Company’s common stock on the New York Stock Exchange on the date of grant ($2.95). As of June 30, 2009, there were no unvested stock awards held by our non-employee directors.
What Committees Has the Board Established?
          The Board of Directors has standing Audit, Compensation, and Nominating and Corporate Governance Committees. A copy of the charter for each committee may be found on the corporate governance page of our website at www.firstacceptancecorp.com and is available to any stockholder who requests a copy by delivering written notice to Michael J. Bodayle, Assistant Secretary, First Acceptance Corporation, 3322 West End Ave., Suite 1000, Nashville, Tennessee 37203.
          Audit Committee. The principal functions of the Audit Committee are (i) to oversee our accounting and financial reporting processes and audits of our financial statements; (ii) to engage or discharge our independent auditors; (iii) to review the nature and scope of the audit, including, but not limited to, a determination of the effectiveness of the audit effort through meetings held at least annually with independent auditors, and a determination through discussion with the auditors that no unreasonable restrictions were placed on the scope or implementation of their examinations; (iv) to oversee and review the independence, qualifications and performance of the auditors; (v) to pre-approve all auditing and non-auditing services to be provided by our independent auditors; (vi) to review our financial statements and disclosures in our periodic reports with management and our independent auditors; (vii) to review our policies with respect to risk assessment, risk management and the quality and adequacy of our internal controls and processes through discussions with and reports from our independent auditors and management; (viii) to establish procedures for handling any complaints relating to accounting, internal controls or auditing matters and to ensure that such complaints are treated confidentially and anonymously; (ix) to review material changes in accounting and reporting principles and practices and discuss with management and outside auditors the selection, application and disclosure of critical accounting policies and practices used in our financial statements; (x) to retain, at our expense, outside counsel, auditors or other experts, consultants or advisors as it deems necessary or appropriate in the performance of its duties; and (xi) to report to the full Board of Directors on the results of its reviews. The Audit Committee operates under a written charter adopted by the full Board of Directors. Members of the Audit Committee are Messrs. Bobbitt, Nichols and Shipp, all of whom are independent directors. Mr. Shipp is an audit committee financial expert, as defined in Item 407(d)(5)(ii) of Regulation S-K. During fiscal 2009, the Audit Committee met seven times.
          Compensation Committee. The functions of the Compensation Committee include reviewing and approving the Company’s compensation policies, the compensation arrangements for senior management and directors, the compensation and benefit plans in which officers and directors are eligible to participate, and awards under (and otherwise administering) such plans. The Compensation Committee operates under a written charter adopted by the full Board of Directors. Members of the Compensation Committee are Messrs. Cash, Nichols and Olson, all of whom are independent directors. During fiscal 2009, the Compensation Committee met two times.
          Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for identifying qualified individuals to serve as directors; reviewing the qualifications of incumbent directors and those candidates proposed by a director, executive officer or stockholder; making recommendations to the full Board of Directors regarding such candidates; recommending the candidates that will serve on the various committees of the Board; reviewing Board composition; and reviewing the management succession plan of the Company.
          When determining whether to nominate a current director to be reelected as a director, the Nominating and Corporate Governance Committee must review the performance of the director during the prior year using performance criteria established by the Nominating and Corporate Governance Committee which, at a minimum, shall include:
•	attendance at Board and Committee meetings;

•	preparedness for Board and Committee meetings;

•	quality of objectivity in exercising business judgment;

•	participation at Board and Committee meetings; and

•	candor toward other directors, management and professionals retained by the Company.
          The Nominating and Corporate Governance Committee has no specifically defined process for identifying and evaluating nominees, but it seeks to identify potential candidates for membership on the Board through conversations with members of the Board, senior management and other constituencies. The Nominating and Corporate Governance Committee may from time to time engage a third party to identify or evaluate or assist in identifying or evaluating potential nominees. The Nominating and Corporate Governance Committee is also responsible for reviewing the qualifications and performance of incumbent directors to determine whether to recommend them to the Board of Directors as nominees for re-election.
          The Nominating and Corporate Governance Committee also considers nominees proposed by our stockholders in accordance with the provisions contained in our bylaws and certificate of incorporation. Nominations made by stockholders must be made by written notice setting forth the information required by our bylaws and certificate of incorporation received by the secretary of the Company at least 60 days in advance of the annual meeting of stockholders, or (if later) within ten days after the first public notice of that meeting is sent to stockholders. Stockholders may propose nominees for consideration by the Nominating and Corporate Governance Committee by submitting the names and supporting information to: Michael J. Bodayle, Assistant Secretary, First Acceptance Corporation, 3322 West End Ave., Suite 1000, Nashville, Tennessee 37203.
          In addition, the Nominating and Corporate Governance Committee is responsible for reviewing and recommending corporate governance policies for the Company; reviewing potential conflicts of interest involving directors or executive officers of the Company; evaluating Board performance, including the effectiveness of current Board policies and practices; and reviewing any regulatory requirements relating to the continuing education of directors. The Nominating and Corporate Governance Committee operates under a written charter adopted by the full Board of Directors. Members of the Nominating and Corporate Governance Committee are Messrs. Bobbitt, Cash and Shipp, all of whom are independent directors. During fiscal 2009, the Nominating and Corporate Governance Committee met two times.

How Often Did the Board Meet During Fiscal 2009?
          The Board of Directors met five times during fiscal 2009. Each of the directors attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of the committees on which the director served, with the exception of Messrs. Cash and Olson. All of the directors other than Mr. Olson attended our 2008 annual meeting of stockholders.
How Do I Communicate with the Board?
          Stockholders and all other interested parties can send communications to the Board of Directors and, if applicable, to specified individual directors c/o First Acceptance Corporation, 3322 West End Ave., Suite 1000, Nashville, Tennessee 37203. All stockholder communications will be forwarded directly to the Board of Directors or, if applicable, to specified individual directors.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
          In accordance with our Related Party Transaction Policy, our Nominating and Corporate Governance Committee is responsible for reviewing and approving the terms and conditions of all transactions involving the Company and our executive officers, directors and beneficial owners of 5% or more of our common stock and their affiliates. The Nominating and Corporate Governance Committee considers all relevant information and facts available regarding a related party transaction, and takes into account factors that it deems to be appropriate, including, without limitation, whether the transaction is on terms no less favorable to the Company than could be obtained from unaffiliated third parties and whether the transaction is reasonably expected to benefit the Company. Approval of the Nominating and Corporate Governance Committee is not required for compensation paid to any director of the Company for services rendered to the Company in his capacity as a director if the compensation is required to be disclosed in the Company’s proxy statement pursuant to applicable SEC rules. The Nominating and Corporate Governance Committee is also not required to approve any compensation paid to an executive officer of the Company if the compensation is required to be reported in the Company’s proxy statement pursuant to applicable SEC rules or if the executive officer is not an immediate family member of another executive officer or director of the Company, the compensation would be required to be included in the Company’s proxy statement if the executive officer was a named executive officer and the Company’s Compensation Committee approved such compensation.
          Donald J. Edwards, our former President and Chief Executive Officer and a current director, was terminated as our President and Chief Executive Officer on April 30, 2004. In connection with Mr. Edwards’ separation from the Company, we entered into a Separation Agreement with Mr. Edwards. Pursuant to the terms of the Separation Agreement, we agreed to reimburse Flexpoint Partners, LLC, now known as Flexpoint Ford, LLC, an entity controlled by Mr. Edwards, for all expenses incurred by Flexpoint Ford pursuant to the lease for its office space located in Chicago, Illinois. The lease expired on August 31, 2009. During the 2009 fiscal year, we paid Flexpoint Ford an aggregate of $74,790 pursuant to the Separation Agreement. Gerald J. Ford currently serves as the Chairman of Flexpoint Ford and Mr. Ford’s son is a Principal of Flexpoint Ford.
          Effective May 1, 2004, we entered into an Advisory Services Agreement with Flexpoint Ford pursuant to which Flexpoint Ford rendered advisory services to the Company. Pursuant to the Advisory Services Agreement, we paid Flexpoint Ford a quarterly fee of $62,500 and reimbursed it for its reasonable expenses incurred in connection with providing those advisory services for a four-year period through April 2008. During the 2009 fiscal year, we paid Flexpoint Ford advisory services fees of $20,833 pursuant to the Advisory Services Agreement.
          Thomas M. Harrison, Jr.’s brother-in-law, Buck Hussung, served as Vice President – Premium Processing and Customer Service of the Company through July 2009. Mr. Hussung is compensated in a manner consistent with our employment and compensation policies applicable to other employees of similar title and responsibility. The aggregate annual compensation paid by the Company to Mr. Hussung during the 2009 fiscal year exceeded $120,000.

EXECUTIVE OFFICERS
          The following table sets forth certain information concerning our current executive officers.

Name	Age	Position
Stephen J. Harrison	57	Chief Executive Officer
Edward L. Pierce	52	President
Kevin P. Cohn	40	Senior Vice President and Chief Financial Officer
Daniel L. Walker	46	Senior Vice President – Operations
Keith E. Bornemann	37	Vice President – Corporate Controller
          Stephen J. Harrison has served as our Chief Executive Officer and a director of the Company since April 2004. Mr. Harrison served as our President from April 2004 through February 2008. In 1995, Mr. Harrison co-founded USAuto Insurance Company, Inc., predecessor of USAuto Holdings, Inc., which we acquired in April 2004. Mr. Harrison has over 30 years experience in insurance and related industries, including automobile insurance and insurance agency operations. From 1974 to 1991, he served in various capacities with the Harrison Insurance Agency, a family-owned multi-line insurance agency. From 1991 to 1993, Mr. Harrison served as President of Direct Insurance Company, a non-standard automobile insurance company. Mr. Harrison is the brother of Thomas M. Harrison, Jr., a director of the Company.
          Edward L. Pierce has served as our President since February 2008. Mr. Pierce served as Executive Vice President of the Company from August 2006 to February 2008 and Chief Financial Officer from October 2006 to February 2008. From May 2001 through February 2006, Mr. Pierce served as Executive Vice President and Chief Financial Officer and as a director of BindView Development Corporation, a publicly-traded network security software development company. From November 1994 through January 2001, Mr. Pierce held various financial management positions, including Executive Vice President and Chief Financial Officer, with Metamor Worldwide Corporation, a publicly-traded global information technology services company. Previously, Mr. Pierce was Corporate Controller of American Oil and Gas Corporation and a Senior Audit Manager at Arthur Andersen & Co.
          Kevin P. Cohn has served as our Senior Vice President, Chief Financial Officer and Secretary since February 2008. Mr. Cohn served as Chief Accounting Officer and Corporate Controller of the Company from October 2006 to February 2008. From May 2001 through May 2006, he served as Vice President, Chief Accounting Officer and Corporate Controller of BindView Development Corporation, a publicly-traded network security software development company. From December 1997 until February 2001, Mr. Cohn was employed by Metamor Worldwide Inc., a publicly-traded global information technology services company, where he was Vice President, Chief Accounting Officer and Corporate Controller. Before that, Mr. Cohn was employed with Ernst & Young LLP as an Audit Manager.
          Daniel L. Walker has served as our Senior Vice President – Operations since October 2007 having responsibilities for both claims and underwriting. Mr. Walker served as our Senior Vice President – Claims from July 2007 to October 2007 and Vice President – Claims from March 2007 to July 2007. He has over 20 years claims experience, and served as Chief Claim Officer for Canal Insurance Company from August 2002 to March 2007.
          Keith E. Bornemann has served as Vice President – Corporate Controller of the Company since November 2008 and Corporate Controller of the Company from February 2008 to November 2008. Mr. Bornemann served as Assistant Controller of the Company from January 2007 to February 2008. He has over 13 years of accounting, finance and internal audit experience, and was employed from January 2005 to January 2007 by Sachem, Inc., a privately-held global manufacturing company, where he was Manager of Finance and Internal Audit. From July 1995 to December 2004, Mr. Bornemann was employed with Ernst & Young LLP, most recently as an Audit Senior Manager.

AUDIT COMMITTEE REPORT
          The Audit Committee of the Board of Directors is composed of three directors who are independent directors as defined under the applicable rules of the Securities Exchange Commission and the New York Stock Exchange. The Audit Committee operates under a written charter adopted by the full Board of Directors. The Audit Committee’s responsibilities include oversight of our independent auditors and internal audit function, as well as oversight of our financial reporting process on behalf of the full Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. Our independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.
          In this context, for fiscal 2009, the Audit Committee reviewed and discussed with management and the independent auditors the audited financial statements. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee reviewed a report on the effectiveness of our internal control over financial reporting and “Management’s Annual Report on Internal Control Over Financial Reporting” and Ernst and Young’s “Report of Independent Registered Public Accounting Firm,” which are included in our Annual Report on Form 10-K for the year ended June 30, 2009.
          The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 114. The Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence. The Audit Committee has also considered whether the independent auditors’ provision of non-audit services to the Company is compatible with maintaining the auditors’ independence.
          In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the full Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended June 30, 2009, which was filed with the SEC.

THE AUDIT COMMITTEE
Rhodes R. Bobbitt
Tom C. Nichols
William A. Shipp, Jr.
          The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

EXECUTIVE COMPENSATION
Compensation Committee Report
          The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based upon such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE
Harvey B. Cash
Tom C. Nichols
Lyndon L. Olson, Jr.
Compensation Discussion and Analysis
          Overview of Compensation Process. The Compensation Committee of our Board of Directors is responsible for establishing the compensation arrangements for our employees, including our executive officers, and reviewing and making recommendations to the full Board of Directors regarding non-employee director compensation. The Compensation Committee is also responsible for the administration of our stock incentive plans and other compensation plans in which our employees participate. It is the responsibility of the Compensation Committee to determine whether, in its judgment, our executive compensation policies are reasonable and appropriate, meet the stated objectives of those policies and effectively serve our best interests and the best interests of our stockholders. Each member of the Compensation Committee is an “independent director” as defined under the applicable rules of the New York Stock Exchange and our Corporate Governance Guidelines, a “non-employee director” as defined in Rule 16b-3 of the rules promulgated under the Securities Exchange Act of 1934, and an “outside director” for the purposes of the Internal Revenue Code of 1986, in each case as determined by our Board of Directors.
          The Compensation Committee reviews our compensation policies on an annual basis and the compensation of individual executives is reviewed annually in light of the compensation policies for that year. In setting and reviewing executive compensation, in addition to corporate performance, the Compensation Committee believes it is appropriate to consider the level of experience and responsibilities of each executive, as well as the personal contributions a particular individual may make to the corporate enterprise. No relative weight is assigned to quantitative or qualitative factors considered by the Compensation Committee in reaching its decisions. The Company did not engage a compensation consultant or engage in benchmarking of comparable companies in determining the compensation of its executive officers during fiscal 2009.
          Role of Executive Officers in Compensation Decisions. The Compensation Committee makes all decisions regarding the compensation of our executive officers. The Compensation Committee annually evaluates the performance of our executive officers, and our chief executive officer and president provide the Compensation Committee with their assessment of the performance of our executive officers other than themselves. Decisions regarding the compensation of employees other than our executive officers are made by our chief executive officer and president in consultation with other members of management.
What Is Our Philosophy of Executive Officer Compensation?
          The Compensation Committee believes that the primary objectives of our executive compensation policies should be:
•	To attract and retain talented executives by providing compensation that is, overall, competitive with the compensation provided to executives at companies of comparable position in our industry, while maintaining compensation within levels that are consistent with our annual budget, financial objectives and operating performance;

•	To provide appropriate incentives for executives to work toward the achievement of our annual financial performance and business goals; and

•	To more closely align the interests of executives with those of stockholders and the long-term interests of the company by providing long-term incentive compensation in the form of stock options or other equity-based long-term incentive compensation.
          The Compensation Committee is committed to a strong link between our financial and strategic objectives and our compensation and benefit practices. It is the Committee’s objective to have a substantial portion of each executive officer’s compensation contingent upon our performance, as well as upon his or her individual performance. Accordingly, the Compensation Committee’s compensation philosophy for an executive officer emphasizes an overall analysis of the executive’s performance for the prior year, his or her projected role and responsibilities, required impact on execution of our strategy, total cash and equity compensation internally, and other factors the Compensation Committee deems appropriate.
          Elements of 2009 Executive Compensation. For the fiscal year ended June 30, 2009, the principal components of compensation for our executive officers were:
          Base Salary. We provide executive officers with base salaries to compensate them for services provided during the year. The base salaries of our executive officers are established by the terms of employment agreements between the Company and those executives. These employment agreements provide for a minimum base salary, adjusted for such increases as the Compensation Committee shall determine to be appropriate. The Compensation Committee generally reviews the base salaries of our executive officers on an annual basis. In determining whether an increase in base compensation for the executive officers is appropriate, the Compensation Committee considers the performance of the Company and the executive officer during the prior year, the executive officers’ level of base salary relative to other executive officers of the Company, and the recommendations of the chief executive officer and president. In setting 2009 base salaries, the Compensation Committee considered the fact that Messrs. Walker and Bornemann changed their position within the Company and/or assumed increased responsibilities with the Company during 2009. Based upon these factors, the Compensation Committee approved base salaries for our executive officers for calendar year 2009 and 2008 as follows.

	2009	2008
Name	Base Salary ($)	Base Salary ($)
Stephen J. Harrison	500,000	500,000
Edward L. Pierce	400,000	400,000
Kevin P. Cohn	250,000	250,000
Daniel L. Walker	240,000	207,500
Keith E. Bornemann	160,000	135,000
          Cash Bonus. The Compensation Committee considers that compensation should be linked to operating performance. To achieve this link with regard to short-term performance, the Compensation Committee relies on cash bonuses awarded to our executive officers and other key employees. In February 2009, the Compensation Committee approved a bonus plan for the Company’s employees for the 2009 fiscal year. Pursuant to the terms of the plan, certain employees of the Company, including the Company’s executive officers, were eligible to receive cash bonuses based upon such employee’s attainment of individual specific performance objectives related to his or her specific area of responsibility and the Company’s attainment of financial performance objectives, each as determined by the Compensation Committee. The cash bonuses pursuant to the plan were based 50% upon the attainment of individual specific performance objectives and 50% upon the attainment of Company financial performance objectives. Individual specific performance objectives included achievement of enhancements and improvements to the Company’s sales and marketing, underwriting and claims handling, information technology, and financial reporting functions, as well as the achievement of specific performance objectives by employees that report to the executive officers. The amount available to be paid as cash bonuses pursuant to the Company’s attainment of financial performance objectives was equal to 7.5% of the pre-tax accounting income of the Company (as adjusted to exclude expenses related to the class action litigation against the Company in Alabama and Georgia, charges related to other than temporary impairments of investments, and restructuring charges). The percentage of the cash bonus an employee was eligible to receive pursuant to the attainment of Company financial performance objectives was equal to the percentage of the individual specific performance objectives attained by such employee. The maximum total bonus award that Stephen J. Harrison, Edward L. Pierce, Kevin P. Cohn, Daniel L. Walker and Keith E. Bornemann were eligible to receive for fiscal 2009 was 100% of base salary for Mr. Harrison, 75% of base salary for Mr. Pierce, 66.7% of base salary for Mr. Cohn, 50% of base salary for Mr. Walker and 35% of base salary for Mr. Bornemann.
          During fiscal 2009, Mr. Harrison achieved 90% of his individual specific performance objectives, Mr. Pierce achieved 90% of his objectives, Mr. Cohn achieved 94% of his objectives, Mr. Walker achieved 91% of his objectives and Mr. Bornemann achieved 100% of his individual specific performance objectives. Pursuant to the 2009 bonus plan, the executive officers received the following bonuses for fiscal 2009 based upon the achievement of their individual specific performance objectives: Mr. Harrison, $225,000; Mr. Pierce, $135,000; Mr. Cohn, $78,337; Mr. Walker, $50,903; and Mr. Bornemann, $25,813.
          During fiscal 2009, the Company recorded a goodwill impairment charge of approximately $68.0 million, which resulted in a 2009 pre-tax accounting loss for the Company of $49.9 million. As a result, no bonuses were earned for 2009 relating to the Company financial performance objective component of the 2009 bonus plan. The Compensation Committee considered, however, that the goodwill impairment charge related to goodwill created in connection with a transaction during 2004 and was not the result of actions taken by the executive officers during fiscal 2009. The Compensation Committee also considered that, excluding the goodwill impairment charge, the Company would have recorded pre-tax accounting income (as adjusted to exclude expenses related to the class action litigation against the Company in Alabama and Georgia, charges related to other than temporary impairments of investments, and restructuring charges) of approximately $20 million. Based upon these factors, the Compensation Committee awarded discretionary cash bonuses to the executive officers as follows: Mr. Pierce, $65,000; Mr. Cohn, $46,663; Mr. Walker, $41,597; and Mr. Bornemann, $21,187. These cash bonuses were equal to 48% to 82% of the bonuses to which those executive officers would have been entitled pursuant to the Company financial performance component of the 2009 bonus plan, if the goodwill impairment charge was excluded from the calculation of pre-tax accounting income. The cash bonuses paid for fiscal 2009 to named executive officers are reflected in the Summary Compensation Table.
          Equity Awards. Equity awards, including stock options and restricted common stock (“restricted stock awards”), are the principal vehicle for payment of long-term compensation for our executive officers. The Compensation Committee believes stock-based incentive compensation should be structured so as to closely align the interests of the executive officers with the interests of our stockholders. All equity awards are granted pursuant to incentive plans approved by our stockholders. The Compensation Committee determines the equity award grants to the executive officers and takes into account the recommendations of the chief executive officer and president prior to approving awards of stock-based incentive compensation. These equity awards are granted in part to reward the senior executives for their long-term strategic management of the Company, and to motivate the executives to improve stockholder value. The Compensation Committee may also grant an award to an executive officer upon the commencement of his or her employment with the Company or upon a change in his or her duties or responsibilities with the Company. During fiscal 2009, the Compensation Committee awarded an aggregate of 96,070 shares of restricted common stock to our executive officers. Stock awards granted during fiscal 2009 to the named executive officers are reflected in the Summary Compensation Table and Grants of Plan-Based Awards Table.
          As described in “Proposal 3 — Approval of the Option Exchange” below, the Compensation Committee approved, and recommended that the Board of Directors and the stockholders approve, a value-for-value exchange of certain underwater stock options held by senior officers of the Company. In approving the exchange, the Compensation Committee considered that the exercise price of the options to be exchanged had exceeded the trading price of our common stock for over twenty-four months and believed that the options were no longer effective as incentives to motivate and retain those officers. The Compensation Committee also considered the continuing financial impact on the Company of those options and the potential impact of other types of incentive awards. For more information with respect to the proposed exchange, see “Proposal 3 — Approval of the Option Exchange” in this proxy statement.
          401(k) Plan. The Company maintains a 401(k) plan that provides for a matching contribution by the Company of 100% of the participant’s voluntary salary contributions of the first 3% of the participant’s salary contributed by the participant, plus 50% of the next 2% of salary, up to the maximum voluntary salary contribution established by the U.S. Department of Labor.
          Perquisites and Other Benefits. The Company does not generally provide material perquisites that are not, in the Compensation Committee’s view, integrally and directly related to the executive officers’ duties. Our executive officers also participate in other broad-based benefit programs that are generally available to our salaried employees, including health, dental, disability and life insurance programs.
          Benefits Upon Termination of Employment. We have employment agreements with our executive officers. These agreements generally provide that if the executive is terminated without cause or resigns for good reason (as defined in the employment agreements), the executive will receive certain severance payments and benefits. The Compensation Committee believes that the severance provisions contained in the employment agreements are an important element in attracting and retaining executive officers. See “Potential Payments Upon Termination or

Change in Control” for information with respect to potential payments and benefits under these employment agreements and our other compensation arrangements upon the termination of our executive officers.
          Tax and Accounting Matters. Section 162(m) of the Internal Revenue Code of 1986, enacted as part of the Omnibus Budget Reconciliation Act of 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the chief executive officer and the four other most highly compensated executive officers. Under Internal Revenue Service regulations, qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Compensation Committee expects to continue to monitor the application of Section 162(m) to executive compensation and will take appropriate action if it is warranted in the future. We operate our compensation programs with the intention of complying with Section 409A of the Internal Revenue Code of 1986.
Employment Agreements
          We have employment agreements with each of our executive officers. The employment agreements provide for a minimum base salary, adjusted for such increases as the Compensation Committee determines to be appropriate. The employment agreements provide that the Company will employ the executive until the executive’s termination of employment with the Company. In the event the executive’s employment with the Company is terminated for any reason, including termination by the Company for or without cause, resignation by the executive for or without good reason, or the executive’s death, disability or retirement, he will be entitled to receive his accrued but unpaid base salary, bonus and vacation pay through the effective date of termination, and unreimbursed employment-related expenses. In the event the executive’s employment with the Company is terminated by the Company for “cause” (as defined under “Potential Payments Upon Termination or Change in Control”), the Company shall have no further obligations under the employment agreement. In the event the executive’s employment with the Company is terminated by the executive without “good reason” (as defined under “Potential Payments Upon Termination or Change in Control”), the Company shall have no further obligations under the employment agreement. In the event the executive’s employment with the Company is terminated by the Company without cause, by the executive for good reason, or as the result of death, disability or retirement or in connection with a change-in-control (as defined under “Potential Payments Upon Termination or Change in Control”), the employment agreement provides that the executive will be entitled to severance payments and benefits as described below under “Potential Payments Upon Termination or Change in Control.” Payment of the severance payments and benefits generally is conditioned upon the executive’s compliance with other provisions of his employment agreement, which include limitations upon his use and disclosure of confidential information, solicitation of employees, interference with the Company’s business opportunities and an obligation not to compete with the business of the Company for a specified period following termination of employment.
Compensation Committee Interlocks and Insider Participation
          During fiscal 2009, the Compensation Committee of the Board of Directors was composed of Harvey B. Cash, Tom C. Nichols and Lyndon L. Olson, Jr. None of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. In addition, there are no relationships among our executive officers, members of the Compensation Committee or entities whose executives serve on the Board of Directors or the Compensation Committee that require disclosure under applicable SEC regulations.

Summary Compensation Table – Fiscal Years 2007 - 2009
          The following table sets forth compensation for fiscal years 2009, 2008 and 2007 earned by (i) our chief executive officer, (ii) our chief financial officer, and (iii) our three next highest paid executive officers.

								Non-Equity
								Incentive Plan
				Bonus		Stock Awards	Option Awards	Compensation	All Other
Name and Principal Position	Year	Salary ($)		($)		($) (1)	($) (2)	($)	Compensation ($)		Total ($)
Stephen J. Harrison	2009	500,000		—		51,300	61,505	225,000	9,500	(3)	847,305
Chief Executive Officer	2008	500,000		—		—	73,806	—	9,100		582,906
	2007	500,000		—		—	73,806	—	8,900		582,706

Edward L. Pierce	2009	400,000		65,000		753,017	443,783	135,000	9,500	(3)	1,806,300
President	2008	350,000		100,000		199,952	411,814	—	9,100		1,070,866
	2007	269,423	(4)	285,838	(5)	—	317,544	—	70,907		943,712

Kevin P. Cohn	2009	250,000		46,663		—	250,284	78,337	9,500	(3)	634,784
Senior Vice President, Chief	2008	225,000		83,750		—	178,356	—	9,100		496,206
Financial Officer and Secretary	2007	145,513	(6)	125,000	(7)	—	108,648	—	126,776		505,937

Daniel L. Walker	2009	223,750		41,597		6,706	35,766	50,903	—		358,723
Senior Vice President - Operations	2008	203,750		65,000		—	10,191	—	—		278,941

Keith E. Bornemann	2009	147,500		21,187		2,682	23,249	25,813	6,001	(3)	226,432
Vice President and Corporate Controller	2008	122,500		25,000		—	14,298	—	77,995		239,793

(1)	Represents the proportionate amount of the total value of restricted stock awards recognized as an expense during fiscal 2009 for financial accounting purposes under SFAS 123R, disregarding for this purpose estimated forfeitures relating to service-based vesting conditions. Compensation expense is equal to the closing price of the Company’s Common Stock on the New York Stock Exchange on the date of grant as amortized over the service period.

(2)	Represents the proportionate amount of the total value of option awards recognized as an expense during fiscal 2009 for financial accounting purposes under SFAS 123R, disregarding for this purpose estimated forfeitures relating to service-based vesting conditions. These amounts do not reflect the actual amounts that were paid to, or may be realized by, the executive for fiscal 2009. Compensation expense is equal to the grant date fair value of the options estimated using the Black-Scholes option pricing model as amortized over the service period. See Note 5 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended June 30, 2009 for the assumptions made in determining option values.

(3)	Represents the matching amounts paid by the Company under our 401(k) Plan.

(4)	Mr. Pierce’s employment with the Company commenced on September 13, 2006.

(5)	Includes a bonus of $100,000 relating to fiscal 2007 and a signing bonus of $185,838 paid by the Company in connection with the commencement of his employment.

(6)	Mr. Cohn’s employment with the Company commenced on October 9, 2006.

(7)	Includes a bonus of $50,000 relating to fiscal 2007 and a signing bonus of $75,000 paid by the Company in connection with the commencement of his employment.

Grants of Plan-Based Awards – Fiscal Year 2009
          The following table sets forth information concerning each grant of an equity award made to a named executive officer in fiscal 2009.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
				All Other Stock Awards: Number of Shares of Stock or		Exercise or Base Price of Stock and Option	Grant Date Fair Value of Stock and Option
	Grant	Threshold	Maximum	Units		Awards	Awards
Name	Date	($)	($)	(#)		($)/sh (1)	($) (1)
Stephen J. Harrison	10/1/08	—	—	15,000	(2)	3.42	51,300
	2/10/09	—	—	17,537	(2)	2.50	43,843
	2/10/09	175,000	500,000	—		—	—

Edward L. Pierce	10/1/08	—	—	15,000	(3)	3.42	51,300
	2/10/09	105,000	300,000	—		—	—

Kevin P. Cohn	2/10/09	58,333	166,667	—		—	—

Daniel L. Walker	2/10/09	—	—	34,667	(4)	2.50	86,668
	2/10/09	39,156	111,875	—		—	—

Keith E. Bornemann	2/10/09	—	—	13,866	(4)	2.50	34,665
	2/10/09	18,069	51,625	—		—	—

(1)	Regarding the restricted stock awards, grant date fair value is equal to the product of the number of shares of restricted stock issued and the closing price for the Company’s Common Stock on the New York Stock Exchange on the date of grant.

(2)	Restricted stock award granted under our 2002 Long Term Incentive Plan. Pursuant to the restricted stock award agreements, the 15,000 shares issued on October 1, 2008 vested on July 1, 2009, while the 17,537 shares issued on February 10, 2009 vest in equal 25% installments over a four-year period beginning on the first anniversary of the date of grant. Unvested restricted stock will vest under certain circumstances, including any termination of employment of Mr. Stephen J. Harrison as described within the “Potential Payments Upon Termination or Change in Control” section.

(3)	Restricted stock award granted under our 2002 Long Term Incentive Plan. Pursuant to the restricted stock award agreement, the shares vested on July 1, 2009.

(4)	Restricted stock award granted under our 2002 Long Term Incentive Plan. Pursuant to the restricted stock award agreements, the shares vest in equal 20% installments over a five-year period beginning on the first anniversary of the date of grant. Unvested restricted stock will vest under certain circumstances, including any termination of employment of Messrs. Walker or Bornemann, as applicable, as described within the “Potential Payments Upon Termination or Change in Control” section.

Outstanding Equity Awards at Fiscal Year-End – Fiscal Year 2009
          The following table sets forth information concerning outstanding equity awards held by our named executive officers at June 30, 2009.

	Option Awards					Stock Awards
	Number of	Number of
	Securities	Securities				Number		Market Value
	Underlying	Underlying				of Shares or		of Shares or
	Unexercised	Unexercised		Option	Option	Units of Stock		Units of Stock That
	Options (#)	Options (#)		Exercise	Expiration	That Have		Have
Name	Exercisable	Unexercisable		Price ($)	Date	Not Vested (#)		Not Vested ($)
Stephen J. Harrison	100,000	—		6.64	4/30/14	17,537	(1)	37,354	(2)
						15,000	(1)	31,950	(2)

Edward L. Pierce	125,000	125,000	(3)	11.81	9/13/16	400,000	(4)	852,000	(2)
	25,000	75,000	(5)	3.04	3/18/18	15,000	(4)	31,950	(2)

Kevin P. Cohn	50,000	50,000	(3)	11.13	10/9/16	—		—
	56,250	168,750	(5)	3.04	3/18/18	—		—

Daniel L. Walker	20,000	80,000	(6)	3.04	3/18/18	34,667	(7)	73,841	(2)

Keith E. Bornemann	4,000	6,000	(8)	10.12	2/7/17	13,866	(7)	29,535	(2)
	7,000	28,000	(6)	3.04	3/18/18	—		—

(1)	The Company issued 15,000 and 17,537 restricted shares to Mr. Stephen J. Harrison on October 1, 2008 and February 10, 2009, respectively. Pursuant to the restricted stock award agreements, the 15,000 shares issued on October 1, 2008 vested on July 1, 2009, while the 17,537 shares issued on February 10, 2009 vest in equal 25% installments over a four-year period beginning on the first anniversary of the date of grant. Unvested restricted stock will vest under certain circumstances, including any termination of employment of Mr. Stephen J. Harrison, as described within the “Potential Payments Upon Termination or Change in Control” section.

(2)	Market value based on a closing share price of $2.13 for the Company’s Common Stock on the New York Stock Exchange on June 30, 2009.

(3)	Mr. Pierce was granted an option to purchase 250,000 shares on September 13, 2006 and Mr. Cohn was granted an option to purchase 100,000 shares on October 9, 2006. The options vest in equal 25% installments over a four-year period beginning on the first anniversary of the date of grant.

(4)	The Company issued 400,000 and 15,000 restricted shares to Mr. Pierce on March 18, 2008 and October 1, 2008, respectively. Pursuant to the restricted stock award agreements, of the 400,000 shares issued on March 18, 2008, 160,000 shares vested on July 1, 2009 and 80,000 shares vested on October 1, 2009 and an additional 80,000 shares vest on each of October 1, 2010 and 2011, while the 15,000 shares issued on October 1, 2008 vested on July 1, 2009. Unvested restricted stock will become fully exercisable under certain circumstances, including any termination of employment of Mr. Pierce, as described within the “Potential Payments Upon Termination or Change in Control” section.

(5)	Messrs. Pierce and Cohn were granted an option to purchase 100,000 and 225,000 shares, respectively, on March 18, 2008. The options vest in equal 25% installments over a four-year period beginning on the first anniversary of the date of grant.

(6)	Messrs. Walker and Bornemann were granted an option to purchase 100,000 and 35,000 shares, respectively, on March 18, 2008. The options vest in equal 20% installments over a five-year period beginning on the first anniversary of the date of grant.

(7)	The Company issued 34,667 and 13,866 restricted shares to Messrs. Walker and Bornemann, respectively, on February 10, 2009. Pursuant to the restricted stock award agreements, the shares vest in equal installments over a five-year period beginning on the first anniversary of the date of grant. Unvested restricted stock will become fully exercisable under certain circumstances, including any termination of employment of Messrs. Walker or Bornemann, as applicable, as described within the “Potential Payments Upon Termination or Change in Control” section.

(8)	Mr. Bornemann was granted an option to purchase 10,000 shares on February 7, 2007. The option vests in equal 20% installments over a five-year period beginning on the first anniversary of the date of grant.

Option Exercises and Stock Vested – Fiscal Year 2009
          During fiscal 2009, none of our named executive officers exercised any stock options or became vested in any restricted stock awards.
Equity Compensation Plan Information
          The following table summarizes information with respect to our equity compensation plans as of June 30, 2009.

	Number of Securities To Be Issued Upon Exercise of	Weighted Average Exercise Price of	Number of Securities Remaining Available For Future Issuance
Plan Category	Outstanding Options	Outstanding Options	Under Equity Compensation Plans
Equity compensation plans approved by security holders	5,307,678	$4.04	2,189,887

Equity compensation plans not approved by security holders	—	—	—
Potential Payments Upon Termination or Change in Control
          The Company’s named executive officers are subject to written employment agreements that set forth the consideration payable to such named executive officers in connection with the termination of their employment. Payments of these amounts generally are conditioned upon the named executive officer’s compliance with the other provisions of his employment agreement, which include limitations upon his use and disclosure of confidential information, solicitation of employees, interference with the Company’s business opportunities and an obligation not to compete with the business of the Company for a specified period following termination of employment. In addition, the stock award agreements to which each of the named executive officers is a party include certain provisions that address the rights of the named executive officers upon termination.
          Description of Potential Payments on Termination or Change in Control. The discussion below outlines the amount of compensation payable to each of the named executive officers of the Company in the event of a termination of employment or following a change in control. Except as otherwise noted, the discussion below applies to each of the named executive officers.
          Payments Made Upon Any Termination of Employment. Regardless of the manner in which a named executive officer’s employment with the Company is terminated, he will be entitled to receive the following amounts:
•	accrued but unpaid base salary through the effective date of termination;

•	accrued but unpaid bonus owed to the executive as of the date of termination;

•	accrued but unpaid vacation pay; and

•	unreimbursed employment-related expenses.
          Payments Made Upon Termination of a Named Executive Officer for Cause. The Company may terminate each named executive officer for “cause,” which is defined as:
•	his conviction of a felony or a crime involving moral turpitude;

•	his act of dishonesty or fraud that has caused material harm to the Company;

•	his willful and continued failure to substantially perform duties and obligations under his employment agreement (other than any such failure resulting from incapacity due to physical or mental illness); or

•	his uncured gross negligence or willful misconduct.
          If a named executive officer were terminated for cause, he would not be entitled to receive any amounts other than as listed under “Payments Made Upon Any Termination of Employment” above.

          Payments Made Upon Resignation of a Named Executive Officer Without Good Reason. Each named executive officer may resign at any time. If his resignation were not for “good reason” (as defined below), he would not be entitled to receive any amounts other than as listed under “Payments Made Upon Any Termination of Employment” above.
          The term “good reason” is defined in the Company’s employment agreements as:

•	a reduction in the amount of the executive’s compensation in a manner that constitutes a breach of his employment agreement;

•	a material uncured breach of the Company’s obligations under the employment agreement;

•	an assignment of duties materially inconsistent with his position, duties, responsibilities and status with the Company, a reduction of his authority, a material change in his reporting responsibilities, titles or offices, or removal of him from any such positions (except in connection with the termination of his employment for cause, resignation of his employment other than for good reason or as a result of his death or disability); or

•	a requirement that he relocate his place of work to a location more than 50 miles from the Company’s current corporate headquarters (25 miles with respect to Mr. Stephen J. Harrison).
          And, solely with respect to Mr. Stephen J. Harrison’s employment agreement, as:
•	a “change in control” (as defined below) of the Company (other than one that he approved or voted in favor of in his capacity as a director and/or stockholder of the Company); or

•	removal from the Board other than for cause or is not reelected to the Board at the end of his term of service thereon.
          Payments Made Upon Disability of a Named Executive Officer. In the event of a named executive officer’s “disability” (defined as executive’s incapacitation or other absence from his full-time duties for six consecutive months or for at least 180 days during any 12-month period, in either case as a result of a mental or physical illness or injury), he would be entitled to:
•	all amounts under “Payments Made Upon Any Termination of Employment” above.
          The term “disability” is defined under Mr. Stephen J. Harrison’s employment agreement as:
•	an inability to engage in any substantial gainful activity by reason of any medically physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months;

•	the receipt of income replacement benefits for a period of not less than three (3) months under an accident and health plan sponsored by the Company which covers employees of the Company by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or

•	totally disabled, as determined by the Social Security Administration.
          In the event of Mr. Stephen J. Harrison’s disability, he would also be entitled to:
•	payments during the severance period (as defined below) in an amount equal to 60% of his initial base salary, payable in regular installments, net of any benefits he receives from disability insurance;

•	participate during the severance period in all employee health benefit programs made generally available to the Company’s senior management; and

•	the immediate vesting of all options granted pursuant to his nonqualified stock option agreement.
          The term “severance period” is defined under Mr. Stephen J. Harrison’s employment agreement as the second anniversary of the termination of his employment.

          The term “total and permanent disability” is defined under the Company’s 2002 Long Term Incentive Plan, as amended, as a person being qualified for long-term disability benefits under the Company’s or one of its subsidiaries’ disability plans or insurance policies; or, if no such plan or policy is then in existence or if such person is not eligible to participate in such plan or policy, that the person is incapacitated and absent from his or her duties with the Company or any of its subsidiaries on a full time basis for a period of six (6) continuous months or for at least one hundred eighty (180) days during any twelve (12) month period as a result of mental or physical illness or physical injury, as determined in good faith by the Compensation Committee.
          In the event of a named executive officer’s total and permanent disability, he would also be entitled to:
•	the immediate termination of all remaining restrictions set forth and relating to all restricted stock awards granted to him.
          Payments Made Upon Death of a Named Executive Officer. In the event of a named executive officer’s death, his estate would be entitled to:
•	all amounts under “Payments Made Upon Any Termination of Employment” above; and

•	the immediate termination of all remaining restrictions set forth and relating to all restricted stock awards granted to him.
          In the event of Mr. Stephen J. Harrison’s death, his estate would also be entitled to:
•	a bonus in the amount equal to the annual bonus he would have been entitled to had he remained an employee for the entire year, multiplied by the number of days in such year prior to the date of death, divided by 365; and

•	the immediate vesting of all options granted pursuant to his nonqualified stock option agreement.
          Payments Made Upon Retirement of a Named Executive Officer. In the event of a named executive officer’s retirement, he would be entitled to:
•	all amounts under “Payments Made Upon Any Termination of Employment” above; and

•	the immediate termination of all remaining restrictions set forth and relating to all restricted stock awards granted to him.
          Payments Made Upon Termination Without Cause or Resignation for Good Reason. In the event of a named executive officer’s termination without cause or resignation for good reason, he would be entitled to all amounts under “Payments Made Upon Any Termination of Employment” above. In the event of Mr. Stephen J. Harrison’s termination without cause or resignation for good reason, he would also be entitled to:
•	a payment equal to the product of his then current base salary, times two (2), payable in one lump sum as of the effective date of termination or resignation;

•	a payment equal to the product of his annual bonus paid for the fiscal year immediately preceding the fiscal year in which the termination or resignation occurs, times two (2), payable in one lump sum as of the effective date of termination or resignation;

•	participate through the second anniversary of termination or resignation in all employee health benefit programs made generally available to the Company’s senior management;

•	an additional payment for any excise taxes resulting from the foregoing payments if the foregoing payments are made in connection with a change in control of the Company; and

•	the immediate vesting of all options granted pursuant to his nonqualified stock option agreement.

          In the event of Messrs. Pierce or Cohn’s termination without cause or resignation for good reason, he would also be entitled to:
•	a payment equal to the product of his then current base salary, times two (2), payable in regular installments through the first anniversary of termination or resignation (if the termination or resignation is in connection with a “change in control” (as defined below) of the Company and occurs within twelve (12) months of such change in control, then the payment is payable in one lump sum as of the effective date of the termination or resignation);

•	participate through the first anniversary of termination or resignation in all employee health benefit programs made generally available to the Company’s senior management; and

•	an additional payment for any excise taxes resulting from the foregoing payments if the foregoing payments are made in connection with a change in control of the Company.
Pursuant to the terms of Messrs. Pierce and Cohn’s nonqualified stock option agreement, 25% of their unvested options shall vest and become fully exercisable upon a termination without cause.
          In the event of Mr. Pierce’s termination without cause or resignation for good reason, he would also be entitled to:
•	the immediate termination of all remaining restrictions set forth and relating to all restricted stock awards granted to him.
          In the event of Mr. Walker’s termination without cause or resignation for good reason, he would also be entitled to:
•	a payment equal to his then current base salary payable in regular installments through the first anniversary of termination or resignation (if the termination or resignation is in connection with a “change in control” (as defined below) of the Company and occurs within twelve (12) months of such change in control, then a payment equal to the product of his then current base salary, times 200 percent, is payable in one lump sum as of the effective date of the termination or resignation);

•	participate through the first anniversary of termination or resignation in all employee health benefit programs made generally available to the Company’s employees (if termination or resignation is in connection with a “change in control” (as defined below) of the Company and occurs within twelve (12) months of such change in control, then participation through the second anniversary of termination or resignation in all employee health benefit programs made generally available to the Company’s employees); and

•	the immediate termination of all remaining restrictions set forth and relating to all restricted stock awards granted to him.
          In the event of Mr. Bornemann’s termination without cause or resignation for good reason, he would also be entitled to:
•	a payment equal to his then current base salary payable in regular installments through the first anniversary of termination or resignation (if the termination or resignation is in connection with a “change in control” (as defined below) of the Company and occurs within twelve (12) months of such change in control, then a payment equal to the product of his then current base salary, times 150 percent, is payable in one lump sum as of the effective date of the termination or resignation);

•	participate through the first anniversary of termination or resignation in all employee health benefit programs made generally available to the Company’s employees; and

•	the immediate termination of all remaining restrictions set forth and relating to all restricted stock awards granted to him.

          The term “change in control” is defined under the Company’s 2002 Long Term Incentive Plan, as amended, as:
•	any consolidation, merger or share exchange of the Company in which the holders of a majority of the Company’s outstanding voting power prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor thereto following such transaction;

•	any sale, lease, exchange or other transfer (excluding transfer by way of pledge or hypothecation) in one transaction or a series of related transactions, of all or substantially all of the assets of the Company;

•	the approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

•	the cessation of control (by virtue of their not constituting a majority of directors) of the Board by the individuals who (a) at July 1, 2002 were directors or (b) become directors after July 1, 2002 and whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then in office who were directors on July 1, 2002 or whose election or nomination for election was previously so approved; or

•	the acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of an aggregate of 50% or more of the voting power of the Company’s outstanding voting securities by any person or group (as such term is used in Rule 13d-5 under the Securities Exchange Act of 1934) who beneficially owned less than 50% of the voting power of the Company’s outstanding voting securities on July 1, 2002.
          Provided, however, that notwithstanding the foregoing, an acquisition shall not constitute a change in control if the acquiror is (a) a trustee or other fiduciary holding securities under an employee benefit plan of the Company and acting in such capacity; (b) a subsidiary of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of voting securities of the Company; or (c) in a Title 11 bankruptcy proceeding, the appointment of a trustee or the conversion of a case involving the Company to a case under Chapter 7.
          Pursuant to the terms of each named executive officer’s nonqualified stock option agreement, upon the effective date of a change in control, all unvested options granted to him will immediately become fully vested and exercisable provided that he is employed by (or, if he is a consultant or an outside director, is providing services to) the Company or a subsidiary from the grant date to the effective date of the change in control.
          Pursuant to the terms of each named executive officer’s restricted stock award agreement, upon the effective date of a change in control, all restrictions set forth and relating to such restricted stock awards granted to him will immediately be terminated.
          Summary of Potential Payments on Termination or Change in Control. The following tables set forth the estimated benefits to which each named executive officer is entitled in the event that (i) the Company terminates the named executive officer without cause or the named executive officer resigns for good reason, (ii) the Company terminates the named executive officer without cause or the named executive officer resigns for good reason in connection with a change in control of the Company, or (iii) the Company terminates the named executive officer for cause or the named executive officer resigns without good reason, or as a result of disability, death or retirement of the named executive officer, assuming that the triggering event took place on and as of June 30, 2009.

          Termination Without Cause or Resignation For Good Reason

	Bonus	Additional Severance Payment	Continued Benefit Plan Coverage	Accelerated Stock Option Vesting	Accelerated Restricted Stock Vesting
Name	($) (1)	($) (2)	($) (3)	($) (4)	($) (5)	Total ($)
Stephen J. Harrison	225,000	1,000,000	13,476	—	69,304	1,307,780
Edward L. Pierce	200,000	800,000	10,238	—	883,950	1,894,188
Kevin P. Cohn	125,000	500,000	10,238	—	—	635,238
Daniel L. Walker	92,500	240,000	6,566	—	73,841	412,907
Keith E. Bornemann	47,000	160,000	9,994	—	29,535	246,529

(1)	In the case of Mr. Stephen J. Harrison, includes the receipt of the accrued and unpaid bonuses and a lump sum payment equal to the bonus paid to the executive for the fiscal year immediately preceding the year in which the termination of employment occurs times two (2). In the case of Messrs. Pierce, Cohn, Walker and Bornemann, includes the receipt of the accrued and unpaid bonuses as stipulated in their respective employment agreements.

(2)	In the case of Messrs. Stephen J. Harrison, Pierce and Cohn, includes the receipt of an amount equal to the then current base salary times two (2). In the case of Messrs. Walker and Bornemann, includes the receipt of the then current base salary.

(3)	Represents the estimated maximum aggregate amount of the named executive officer’s payable share of all medical, dental, health and disability insurance payables by the Company for the benefit of the named executive officer and members of his immediate family until the second anniversary of the date of termination of employment in the case of Mr. Stephen J. Harrison, and for the period of twelve (12) months after the termination date in the case of Messrs. Pierce, Cohn, Walker and Bornemann; also includes the continuation of all employee health benefit programs generally available to similarly situated employees during the defined post-termination period.

(4)	Information regarding outstanding unexercisable options held by each named executive officer is set forth in the Outstanding Equity Awards at Fiscal Year-End table above. Stock options that have vested on an accelerated basis are exercisable within either twelve (12) or twenty-four (24) months, pursuant to the respective stock option agreement, following the date of the termination of service (which for purposes of this table is June 30, 2009). Consequently, the amounts included in this column represent the maximum profit the named executive officer would have received had he (i) exercised any of these options that were in-the-money and (ii) sold the underlying stock at $2.13 per share on June 30, 2009. All stock options held on June 30, 2009 were out-of-the-money.

(5)	Market value based on a closing share price of $2.13 for the Company’s Common Stock on the New York Stock Exchange on June 30, 2009.

          Termination Without Cause or Resignation for Good Reason Resulting From a Change in Control

	Bonus	Additional Severance Payment	Continued Benefit Plan Coverage	Accelerated Stock Option Vesting	Accelerated Restricted Stock Vesting
Name	($) (1)	($) (2)	($) (3)	($) (4)	($) (5)	Total ($)
Stephen J. Harrison	225,000	1,000,000	13,476	—	69,304	1,307,780
Edward L. Pierce	200,000	800,000	10,238	—	883,950	1,894,188
Kevin P. Cohn	125,000	500,000	10,238	—	—	635,238
Daniel L. Walker	92,500	480,000	13,133	—	73,841	659,474
Keith E. Bornemann	47,000	240,000	9,994	—	29,535	326,529

(1)	In the case of Mr. Stephen J. Harrison, includes the receipt of the accrued and unpaid bonuses and a lump sum payment equal to the bonus paid to the executive for the fiscal year immediately preceding the year in which the termination of employment occurs times two (2). In the case of Messrs. Pierce, Cohn, Walker and Bornemann, includes the receipt of the accrued and unpaid bonuses as stipulated in their respective employment agreements.

(2)	In the case of Messrs. Stephen J. Harrison, Pierce, Cohn and Walker, includes the receipt of an amount equal to their then current base salary times two (2). In the case of Mr. Bornemann, includes the receipt of an amount equal to their then current base salary times 150 percent.

(3)	Represents the estimated maximum aggregate amount of the named executive officer’s payable share of all medical, dental, health and disability insurance payables by the Company for the benefit of the named executive officer and members of his immediate family until the second anniversary of the date of termination of employment in the case of Messrs. Stephen J. Harrison and Walker, and for the period of twelve (12) months after the termination date in the case of Messrs. Pierce, Cohn and Bornemann; also includes the continuation of all employee health benefit programs generally available to similarly situated employees during the defined post-termination period.

(4)	Information regarding outstanding unexercisable options held by each named executive officer is set forth in the Outstanding Equity Awards at Fiscal Year-End table above. Stock options that have vested on an accelerated basis are exercisable within either twelve (12) or twenty-four (24) months, pursuant to the respective stock option agreement, following the date of the termination of service (which for purposes of this table is June 30, 2009). Consequently, the amounts included in this column represent the maximum profit the named executive officer would have received had he (i) exercised any of these options that were in-the-money and (ii) sold the underlying stock at $2.13 per share on June 30, 2009. All stock options held on June 30, 2009 were out-of-the-money.

(5)	Market value based on a closing share price of $2.13 for the Company’s Common Stock on the New York Stock Exchange on June 30, 2009.

          Termination For Cause or Resignation Without Good Reason, or Resulting From Disability, Death or Retirement

	Bonus	Additional Severance Payment	Continued Benefit Plan Coverage	Accelerated Stock Option Vesting	Accelerated Restricted Stock Vesting
Name	($) (1)	($) (2)	($) (3)	($) (4)	($) (5)	Total ($)
Stephen J. Harrison
Cause or Resignation
Without Good Reason	225,000	—	—	—	—	225,000
Disability	225,000	300,000	13,476	—	69,304	607,780
Death	225,000	—	—	—	69,304	294,304
Retirement	225,000	—	—	—	69,304	294,304
Edward L. Pierce
Cause or Resignation
Without Good Reason	200,000	—	—	—	—	200,000
Disability	200,000	—	—	—	883,950	1,083,950
Death	200,000	—	—	—	883,950	1,083,950
Retirement	200,000	—	—	—	883,950	1,083,950
Kevin P. Cohn
Cause or Resignation
Without Good Reason	125,000	—	—	—	—	125,000
Disability	125,000	—	—	—	—	125,000
Death	125,000	—	—	—	—	125,000
Retirement	125,000	—	—	—	—	125,000
Daniel L. Walker
Cause or Resignation
Without Good Reason	92,500	—	—	—	—	92,500
Disability	92,500	—	—	—	73,841	166,341
Death	92,500	—	—	—	73,841	166,341
Retirement	92,500	—	—	—	73,841	166,341
Keith E. Bornemann
Cause or Resignation
Without Good Reason	47,000	—	—	—	—	47,000
Disability	47,000	—	—	—	29,535	76,535
Death	47,000	—	—	—	29,535	76,535
Retirement	47,000	—	—	—	29,535	76,535

(1)	Includes the receipt of the accrued and unpaid bonuses as stipulated in their respective employment agreements.

(2)	In the case of Mr. Stephen J. Harrison, includes the receipt of 60% of his initial base salary, net of any benefits received from disability insurance, as stipulated in his employment agreement.

(3)	In the case of Mr. Stephen J. Harrison, represents the estimated maximum aggregate amount of his payable share of all medical, dental, health and disability insurance payables by the Company for the benefit of him and members of his immediate family until the second anniversary of the date of termination of employment.

(4)	Information regarding outstanding unexercisable options held by each named executive officer is set forth in the Outstanding Equity Awards at Fiscal Year-End table above. Stock options that have vested on an accelerated basis are exercisable within either twelve (12) or twenty-four (24) months, pursuant to the respective stock option agreement, following the date of the termination of service (which for purposes of this table is June 30, 2009). Consequently, the amounts included in this column represent the maximum profit the named executive officer would have received had he (i) exercised any of these options that were in-the-money and (ii) sold the underlying stock at $2.13 per share on June 30, 2009. All stock options held on June 30, 2009 were out-of-the-money.

(5)	Market value based on a closing share price of $2.13 for the Company’s Common Stock on the New York Stock Exchange on June 30, 2009.

PROPOSAL 2 – APPROVAL OF AMENDED AND RESTATED
FIRST ACCEPTANCE CORPORATION 2002 LONG TERM INCENTIVE PLAN
          The Board of Directors has approved and recommends that the Company’s stockholders approve the Amended and Restated First Acceptance Corporation 2002 Long Term Incentive Plan (the “Restated Plan”). The Restated Plan, as proposed to be amended and restated, is attached to this proxy statement as Appendix A. Defined terms used but not defined in the following discussion shall have the meaning given to those terms in the Restated Plan.
The Proposed Amendments
          The following summary of the material amendments included in the Restated Plan is qualified in its entirety by reference to the text of the Restated Plan, which is attached to this proxy statement as Appendix A.
          The Restated Plan provides that the Committee may offer to buy Options previously granted pursuant to the plan in exchange for a payment in cash, Common Stock or Restricted Stock. The Board of Directors has proposed this amendment to the Restated Plan to permit the Company to consummate the option exchange described in “Proposal 3 – Approval of the Option Exchange” in this proxy statement.
          The Restated Plan also permits the Company to withhold from the number of shares to be delivered to a Participant upon exercise or vesting of an Award a number of shares having a fair market value equal to the Participant’s required tax withholding payment. Prior to this amendment, the plan permitted such withholding upon the exercise of a Stock Option, but did not expressly permit withholding of shares upon the vesting of an Award of Restricted Stock.
          The Restated Plan permits the Company to grant Awards in the form of Performance Awards, which shall consist of a right that is (i) denominated in cash or Common Stock (including, but not limited to Restricted Stock and Restricted Stock Units), (ii) valued, as determined by the Committee, in accordance with the achievement of performance goals established by the Committee, and (iii) payable at such time and in such form as the Committee shall determine. The Board of Directors has proposed this amendment to the plan to provide the Committee with additional flexibility to design management incentives.
          The Board of Directors has determined that these amendments and the other amendments reflected in the Restated Plan are in the best interests of the Company and its stockholders, approved the Restated Plan, and recommends the Restated Plan for approval by the Company’s stockholders. If approved by the stockholders at the annual meeting, the plan will become effective as of November 17, 2009.
Summary of the Material Provisions of the Restated Plan, As Amended and Restated
          The following summary of the material provisions of the Restated Plan is qualified in its entirety by reference to the text of the Restated Plan, which is attached to this proxy statement as Appendix A.
          General. The Restated Plan affords the Board of Directors and the Compensation Committee of the Board of Directors (the “Committee”) the ability to design management incentives that are responsive to the Company’s needs. The Restated Plan permits the grant of awards consisting of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards and Other Stock-Based Awards (collectively referred to herein as “Awards”). All capitalized terms used herein shall have the meanings set forth in the Restated Plan.
          Shares Authorized for Issuance. The number of shares of Common Stock that may be delivered pursuant to Awards granted under the Restated Plan is 8,500,000 shares. Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. If shares of Common Stock are subject to an Option, Stock Appreciation Right or other Award that expires or terminates for any reason without having been exercised or settled in full, or if an Option, Stock Appreciation Right or other Award is settled in cash or is otherwise exercised or settled in a manner such that some or all of the shares of Common Stock relating to such Award are not issued to a Participant, then the shares of Common Stock which have not become outstanding shall become available for issuance under the Restated Plan. If any shares of Common Stock subject to an Award are not delivered to a Participant because the Award is exercised through a reduction of shares subject to the Award (i.e., “net exercised”) or an appreciation distribution in respect of a Stock Appreciation Right is paid in Common Stock, then the number of shares subject to the Award that are not delivered to the Participant will remain available for subsequent issuance under the Restated Plan. If the exercise price of any Award is satisfied by tendering Common Stock by the Participant, then the number of shares so tendered will remain available for subsequent issuance under the Restated Plan.
          The aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options (“ISOs”) may not exceed 6,000,000 shares. Further, no Participant may be granted any Awards of Options or Stock Appreciation Rights covering an aggregate of more than 3,000,000 shares of Common Stock during any fiscal year, and no Covered Officer (as defined in the Restated Plan) may be granted any Performance Awards covering an aggregate of more than 1,500,000 shares of Common Stock, or $5,000,000 if settled in cash, during any fiscal year.
          Eligibility. Employees, consultants, and outside directors (non-employee directors) of the Company and its subsidiaries may be selected by the Committee to receive benefits under the Restated Plan. As of September 30, 2009, the number of individuals who would potentially be eligible for awards under the Restated Plan is approximately 1,100.
          Options. An Award of Options may be granted by the Committee for either Nonqualified Stock Options or ISOs. The Option Price for any share of Common Stock that may be purchased under a Nonqualified Stock Option may be less than, equal to, or greater than the Fair Market Value of the share on the Date of Grant. The Option Price for any share of Common Stock that may be purchased under an ISO must be at least equal to the Fair Market Value on the Date of Grant. However, if at the time an Option is otherwise to be granted pursuant to the Restated Plan, the optionee or rights holder owns directly or indirectly Common Stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or Subsidiary corporations, then any ISO to be granted to such optionee or rights holder pursuant to the Restated Plan shall be at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock of the Company, and such Option will not be exercisable until after the expiration of five (5) years from the date such Option is granted. The Option Price is payable (i) in cash or cash equivalents, or, (ii) at the discretion of the Committee, by transfer to the Company of unencumbered shares of Common Stock previously acquired by the Participant, valued at the Fair Market Value of such shares on the date of exercise, (iii) by a combination of (i) or (ii), or (iv) by any other method approved or accepted by the Committee in its sole discretion, including, if the Committee so determines, (x) a cashless (broker-assisted) exercise that complies with applicable laws or (y) withholding shares of Common Stock (net-exercise) otherwise deliverable to the Participant pursuant to the Option having an aggregate Fair Market Value at the time of exercise equal to the total Option Price. In general, no Option shall be exercisable after the expiration of ten (10) years from the date such Option was granted. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable Award Agreement. Each Option will be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable Award Agreement.
          Stock Appreciation Rights. A Stock Appreciation Right (“SAR”) is the right to receive a payment, in cash, and/or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the Grant Price for such shares. The Grant Price for any share of Common Stock subject to a SAR may be less than, equal to, or greater than the Fair Market Value of the share on the Date of Grant. In the discretion of the Committee, the amount payable to the Participant as a result of the exercise of a SAR may be settled in cash, Common Stock or a combination thereof. A fractional share will not be delivered upon the exercise of a SAR, but a cash payment will be made in lieu thereof. In general, no SAR will be exercisable after the expiration of ten (10) years from the date such SAR was granted. Each SAR will be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable Award Agreement.
          Restricted Stock & Restricted Stock Units. The Committee shall have sole and complete authority to determine (i) the Participants to whom Restricted Stock and Restricted Stock Units shall be granted, (ii) the number of shares of Restricted Stock and the number of Restricted Stock Units to be granted to each Participant, (iii) the duration of the period during which, and the conditions under which, the Restricted Stock and Restricted Stock Units may be forfeited to the Company, and the other terms and conditions of such Awards. Each Restricted Stock and Restricted Stock Unit Award shall be set forth in the Award Agreement containing the terms of such Restricted Stock or Restricted Stock Unit Award. Such Award Agreement will set forth a period of time during which the grantee must remain in the continuous employment of the Company in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the shares covered by the Restricted Stock or Restricted Stock Unit Award. The Award Agreement may also, in the discretion of the Committee, set forth performance or other conditions that will subject the shares to forfeiture and transfer restrictions. The Committee may waive all or any part of the restrictions applicable to any or all outstanding Restricted Stock and Restricted Stock Unit Awards. At the end of the restricted period and provided that any other restrictive conditions of the Restricted Stock Award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the Award Agreement relating to the Restricted Stock Award or in the Restated Plan will lapse as to the Restricted Stock subject thereto, and a stock certificate for the appropriate number of shares of Common Stock, free of the restrictions and restricted stock legend, will be delivered to the Participant. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a share of Common Stock. Restricted Stock Units will be paid in cash, Common Stock, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement.
          Performance Awards. The Committee shall have sole and complete authority to determine the Participants who shall receive Performance Awards, which shall consist of a right that is (i) denominated in cash or Common Stock (including but not limited to Restricted Stock and Restricted Stock Units), (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine. The Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award. Performance Awards may be paid in a lump sum or in installments or on a deferred basis. The Committee may waive any performance goals and/or other terms and conditions relating to a Performance Award. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Awards following such Participant’s Termination of Employment. A Participant’s rights to any Performance Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of in any manner, except by will or the laws of descent and distribution, and/or except as the Committee may determine at or after grant. Performance Awards to Covered Officers may be made subject to the attainment of performance goals based on one or more of the following Company Subsidiary, operating unit, business segment or division financial performance measures: (i) earnings before interest, taxes, depreciation and/or amortization; (ii) operating income or profit; (iii) operating efficiencies; (iv) return on equity, assets, capital, capital employed or investment; (v) net income; (vi) earnings (gross, net, pre-tax, after tax or per share); (vii) utilization; (viii) gross or net profit margins; (ix) stock price or total stockholder return; (x) customer growth or sales; (xi) debt reduction; (xii) revenue; (xiii) market share; (xiv) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals or goals relating to acquisitions or divestitures; or (xv) any combination thereof. No later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period.
          Other Stock-Based Awards. The Committee shall have the authority to determine the Participants who shall receive Other Stock-Based Awards, which shall consist of any right that is (i) not an Award described above and (ii) an Award of Common Stock or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock. Subject to the terms of the Restated Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.
          Vesting. The Committee determines the vesting schedule, if any, and conditions for each particular Award, including the time limits for the exercise of Options following certain events, such as death, disability or other termination of employment. Vesting typically occurs over some period of years, but may be accelerated in certain instances. The Committee is free to accelerate the vesting of an Award for other reasons. The terms of the individual Award are contained in a separate Award Agreement executed between the Company and the Participant.

          Assignability. ISOs may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant or the Participant’s legally authorized representative, and each Award Agreement in respect of an ISO shall so provide. The designation by a Participant of a beneficiary will not constitute a transfer of the ISO. The Committee may waive or modify this limitation to the extent the limitation is not required for compliance with Section 422 of the Code.
          Except as otherwise provided in the Restated Plan, Nonqualified Stock Options and SARs may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution. The Committee may, in its discretion, authorize all or a portion of a Nonqualified Stock Option or a SAR granted to a Participant to be on terms which permit transfer by such Participant to:
•	the spouse (or former spouse), children or grandchildren of the Participant (“Immediate Family Members”);

•	a trust or trusts for the exclusive benefit of such Immediate Family Members or entities exempt from Section 501(c)(3) of the Code as described below;

•	a partnership in which the only partners are such Immediate Family Members and/or entities which are controlled by Immediate Family Members;

•	an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision; or

•	a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, as long as:

•	there is no consideration for any such transfer;

•	the Award Agreement pursuant to which such Nonqualified Stock Option or SAR is granted is approved by the Committee and must expressly provide for transferability in a manner consistent with the Restated Plan; and

•	subsequent transfers of transferred Nonqualified Stock Options or SARs are prohibited except those by will or the laws of descent and distribution.
          Administration and Amendments. The Restated Plan is to be administered by the Board of Directors, except that the Board of Directors has the authority under the Restated Plan to delegate any or all of its powers under the Restated Plan to a committee consisting of not less than two directors. The Board of Directors is authorized to interpret the Restated Plan and related agreements and other documents. The Board of Directors has broad discretion to determine the terms of the Awards, including the types of Awards, exercise prices of Options, vesting provisions, forfeiture and termination provisions and other restrictions.
          In addition, the Chief Executive Officer of the Company may recommend to the Committee to whom Awards be granted, the number of shares to be granted in such Award, and the price and terms of such Awards. Further, the Committee may by resolution adopted by the Board of Directors, authorize one or more officers of the Company to designate eligible persons for Awards and the number of shares to be given to such person; provided, however, that the resolution of the Board shall specify the total number of shares subject to such Awards, the price to be paid for such awards, and not authorize the officer to designate himself as the recipient.
          The Board of Directors may amend, alter, revise, suspend, or discontinue the Restated Plan from time to time without the consent of the Participants, except where so required by the terms of the Restated Plan, applicable law or the rules and regulations of a national securities exchange; provided, however, that no amendment which requires stockholder approval in order for the Restated Plan and Awards under the Restated Plan to continue to comply with Sections 162(m), 421 and 422 of the Code, including any successors to such Sections, shall be effective unless such amendment shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon.

          Adjustments. The number of shares and type of Common Stock (or the securities or property) that may be made the subject of Awards, the number of shares and type of Common Stock (or other securities or property) subject to outstanding Awards, the number of shares and type of Common Stock (or other securities or property) specified as the annual per-participant limitations under the Restated Plan, the Option Price of each outstanding Award, and the number of or Grant Price of shares of Common Stock subject to outstanding SARs previously granted and unexercised under the Restated Plan are subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spin-offs, reorganizations, liquidations, issuances of rights or warrants, and similar events. In the event of any such transaction or event, the Committee, if deemed appropriate, may provide for a cash payment to the holder of an outstanding Award, except as may otherwise be provided by the applicable Award Agreement.
          Awards Granted Under the Plan
          Because awards under the Restated Plan are at the discretion of the Compensation Committee, the benefits that will be awarded under the Restated Plan to persons other than non-employee directors are not currently determinable. The following table shows as to each of the named executive officers, all current executive officers as a group, all current directors who are not also executive officers as a group, and all other employees as a group, as of September 30, 2009, the aggregate number of shares of common stock subject to awards granted under the Restated Plan, excluding awards that have been canceled or forfeited, and the weighted average per share exercise price of options granted under the Restated Plan. As of September 30, 2009, the market value of a share of common stock based on the closing price for such stock on The New York Stock Exchange was $2.70.

	Shares of	Shares of Common	Weighted Average
	Restricted Stock	Stock Subject to	Option Exercise
Name	Subject to Awards	Outstanding Options	Price Per Share
Stephen J. Harrison	32,537	100,000	$6.64
Edward L. Pierce	415,000	350,000	$9.30
Kevin P. Cohn	—	325,000	$5.53
Daniel L. Walker	34,667	100,000	$3.04
Keith E. Bornemann	13,866	45,000	$4.61
All current executive officers as a group (5 persons)	496,070	920,000	$6.77

All current directors who are not also executive officers as a group (2 persons) (1)	—	3,825,678	$3.10

All other employees as a group (18 persons)	125,037	526,000	$5.82

(1)	Outstanding options are held by Donald J. Edwards and Thomas M. Harrison, Jr., both of whom formerly served as executive officers of the Company.
          Termination of the Restated Plan. The Restated Plan terminates on November 17, 2019.

Federal Income Tax Consequences
          The following is a brief summary of certain of the federal income tax consequences of certain transactions under the Restated Plan based on federal income tax laws currently in effect. This summary is not intended to be complete and does not describe state, local or foreign tax consequences.
          Incentive Stock Options. No taxable income is recognized by the Participant upon the grant or exercise of an ISO. If Common Stock is issued to a Participant pursuant to the exercise of an ISO, and if no disqualifying disposition of the shares is made by the Participant within two years of the Date of Grant or within one year after the transfer of the shares to the Participant, then: (i) upon the sale of the shares, any amount realized in excess of the Option Price is taxed to the Participant as long-term capital gain, and any loss sustained will be a capital loss; and (ii) no deduction is allowed to the Company for federal income tax purposes. The exercise of an ISO gives rise to an item of tax preference that may result in an alternative minimum tax liability for the Participant unless the Participant makes a disqualifying disposition of the shares received upon exercise.
          If Common Stock acquired upon the exercise of an ISO is disposed of prior to the expiration of the holding periods described above, then generally: (i) the Participant recognizes ordinary income in the year of disposition in an amount equal to the excess, if any, of the Fair Market Value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the Option Price paid for such shares, and (ii) the Company is entitled to deduct any such recognized amount. Any further gain or loss realized by the Participant is taxed as short-term or long-term capital gain or loss, as the case may be, and does not result in any deduction by the Company.
          Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following the termination of the Participant’s employment, the option is generally taxed as a Nonqualified Stock Option.
          Nonqualified Stock Options. Except as noted below, with respect to Nonqualified Stock Options: (i) no income is recognized by the Participant at the time the Option is granted; (ii) generally upon exercise of the Option, the Participant recognizes ordinary income in an amount equal to the difference between the Option Price paid for the shares and the Fair Market Value of the shares on the date of exercise, and the Company will be entitled to a tax deduction in the same amount; and (iii) at disposition, any appreciation (or depreciation) after the date of exercise is treated either as short-term or long-term capital gain or loss, depending upon the length of time that the Participant has held the shares.
          Stock Appreciation Rights (SARs). No income is recognized by a Participant in connection with the grant of a SAR. When the SAR is exercised, the Participant generally recognizes ordinary income in an amount equal to the amount of cash and the Fair Market Value of any shares received. The Company is entitled to a deduction at the time and in the amount included in the Participant’s income by reason of the exercise. If the Participant receives Common Stock upon exercise of a SAR, the post-exercise appreciation or depreciation is treated in the same manner discussed above under “Nonqualified Stock Options.”
          Restricted Stock. A Participant receiving restricted stock generally recognizes ordinary income in the amount of the Fair Market Value of the restricted stock at the time the stock is no longer subject to forfeiture, less the consideration paid for the stock. The Company is generally entitled to a deduction of an amount equal to such ordinary income recognized by the Participant. With respect to the sale of shares after the forfeiture period has expired, the tax basis for determining gain or loss when such shares are sold is the amount included in ordinary income plus any purchase price paid for the shares, and the holding period to determine whether the Participant has long-term or short-term capital gain or loss generally begins when the restriction period expires.
          However, under Section 83(b) of the Internal Revenue Code, a Participant may elect, within 30 days of the grant of the stock, to recognize taxable ordinary income on the date of grant equal to the excess of the Fair Market Value of the shares of restricted stock (determined without regard to the restrictions) over the purchase price of the restricted stock. The Company is entitled to a deduction equal to the amount that is taxable as ordinary income to the Participant in the year that such income is taxable. If the stock appreciates in value between the time of the 83(b) election and the date the stock is no longer subject to forfeiture, the tax on the appreciation will be deferred until such time as the stock is sold. When such appreciated shares are sold, the tax basis for determining gain or loss is equal to the taxable ordinary income recognized on the date of grant plus any purchase price paid for the stock, and the holding period commences on the date of grant.

          Restricted Stock Units. A Participant who receives a Restricted Stock Unit will in most cases be subject to tax at ordinary income rates on the cash received or the Fair Market Value of the Common Stock delivered to the Participant at the time of such payment under the terms of the Restricted Stock Unit agreement. In the case of a sale of Common Stock received upon the settlement of the Restricted Stock Unit, the holding period to determine whether the Participant has long-term or short-term capital gain or loss begins upon the receipt of the Common Stock and the tax basis for such Common Stock will be equal to the Fair Market Value thereof on such date.
          Performance Awards. A Participant who receives a Performance Award generally recognizes ordinary income in an amount equal to any cash received and the Fair Market Value of any shares received on the date of payment or delivery. In that taxable year, the Company would receive a federal income tax deduction in an amount equal to the ordinary income that the Participant has recognized.
          Other Stock-Based Awards. The federal income tax treatment of Other Stock-Based Awards depends on the nature of any such Award and the restrictions applicable to such Award. Such an Award may, depending on the conditions applicable to the Award, be taxable as an Option, an Award of Restricted Stock, Restricted Stock Unit or in a manner not described herein.
          The Board of Directors recommends a vote FOR the approval of the Amended and Restated First Acceptance Corporation 2002 Long Term Incentive Plan.

PROPOSAL 3 – APPROVAL OF THE OPTION EXCHANGE
Introduction
          We are seeking stockholder approval of a one-time value-for-value option exchange (the “Exchange”). On September 24, 2009, our Board of Directors, upon the recommendation of our Compensation Committee, authorized the Exchange, subject to stockholder approval of both the Exchange and the amendment and restatement of the Company’s 2002 Long Term Incentive Plan as discussed in “Proposal 2 — Approval of Amended and Restated First Acceptance Corporation 2002 Long Term Incentive Plan” in this proxy statement. If implemented, the Exchange would permit certain employees to surrender certain outstanding stock options (the “Exchange Options”) that are “underwater” (i.e., stock options with an exercise price that is greater than our current trading price) for cancellation in exchange for a lesser number of shares of Restricted Stock to be granted under the Restated Plan (the “Exchange Stock”). The Exchange will only be consummated if the Company’s stockholders approve both the Exchange as described in this Proposal 3 and the Restated Plan as described in Proposal 2 in this proxy statement.
          The Exchange Options consist of a total of eight Stock Option Awards that were granted to eight members of our current senior management team, four of whom are named executive officers. The Exchange Options were granted between April 20, 2004 and July 18, 2007 and have exercise prices ranging from $6.64 per share to $11.81 per share. Between October 1, 2008 and September 30, 2009, the sales price for our common stock ranged from $3.80 per share to $1.66 per share, and the average closing price of our common stock during that period was $2.61. Each of the Exchange Options has been underwater for at least 24 months. The Exchange Options include all outstanding Stock Option Awards held by current employees of the Company that have been underwater for at least twelve months.
          Pursuant to the Exchange, the Exchange Options would be eligible for exchange for Exchange Stock having a value equal to or less than the value of the Exchange Options on the date of the Exchange. For the purposes of the Exchange, each Exchange Option will be valued as of the last trading day prior to the consummation of the Exchange based upon the Black-Scholes option pricing model, and the shares of Exchange Stock will be valued based upon the closing price of the Company’s common stock on the last trading day prior to the consummation of the Exchange. No participant in the Exchange may receive Exchange Stock having a value of greater than $150,000 at the time of the Exchange. If the Exchange and the Restated Plan are approved by the Company’s stockholders, the Company anticipates that the Exchange will be consummated as soon as practicable following the annual meeting.
Background & Reasons for the Exchange
          Equity awards, including stock options and restricted stock, are the principal vehicle for payment of long-term compensation for certain of our employees, and we believe that ownership of equity interests in the Company by its senior management provides a substantial motivation for superior performance by more closely aligning the economic interests of those employees with the overall performance of the Company and the interests of its stockholders. Therefore, by granting equity awards, in part, to reward the employees for their long-term strategic management of the Company, and to motivate the employees to improve stockholder value, we reinforce the link between our stockholders and our senior managements’ focus on personal responsibility, creativity and stockholder returns.
          Like many companies, we have experienced a significant decline in our stock price over the past two years due in large part to adverse economic conditions impacting our customers and the continued weakness of the United States economy. While we have made changes to our business and implemented a number of initiatives to respond to this economic downturn, and continue to do so, our stock price has nevertheless declined. As a result of this decrease in stock price, the Exchange Options are significantly underwater and have been underwater for a long period of time. Because of the continued challenging economic environment, we believe the Exchange Options are no longer effective as incentives to motivate and retain the members of our senior management. Furthermore, although the Exchange Options are not likely to be exercised as long as our stock price is lower than the applicable exercise price, the Exchange Options continue to impact our financial statements and have the potential to dilute our stockholders’ interests for up to the full remaining term of the Exchange Options, while delivering little or no retentive or incentive value and no opportunity to recapture value from the associated compensation expense, unless they are surrendered or cancelled.

          We believe the best course of action is to replace the Exchange Options with shares of restricted stock based upon a value-for-value exchange as described below. By exchanging the Exchange Options for the Exchange Stock, the Company will more cost-effectively provide retentive and incentive value than it would by simply issuing incremental equity or paying additional cash compensation.
Alternatives Considered
          When considering how best to continue to provide incentives to our senior employees who hold underwater stock options, we considered the following alternatives:
          Increase cash compensation. To replace equity incentives, we considered whether we could substantially increase base and bonus cash compensation. However, significant increases in cash compensation would substantially increase our cash compensation expense and reduce our cash flow from operations, which could adversely affect our business and operating results. In addition, these increases would not necessarily best align the interests of our senior employees with those of our stockholders.
          Grant additional equity awards. We also considered special grants of additional stock options at current market prices or restricted stock. However, these additional grants would increase our compensation expense and dilute the interests of our stockholders.
          Exchange options for cash. We also considered implementing a program to exchange the Exchange Options for cash payments. However, an exchange program where the Exchange Options are exchanged for cash would accelerate our compensation expense and reduce our cash flow from operations, which could adversely affect our business and operating results. In addition, we do not believe that such a program would best align the interests of our senior employees with those of our stockholders.
          Exchange options for options with lower exercise prices. We also considered implementing a program to exchange the Exchange Options for options having an exercise price equal to the market price of our common stock on the date of the Exchange. We believe, however, that implementing an option-for-restricted stock exchange would have two relative advantages versus an option-for-option exchange with an equivalent accounting impact. First, an option-for-restricted stock exchange would require the grant of substantially fewer shares of restricted stock than options in an option-for-option exchange (i.e., fewer shares will be subject to the replacement restricted stock awards granted than replacement option awards). Second, our potential stockholder dilution would be less in an option-for-restricted stock exchange compared with an option-for-option exchange.
Implementing the Exchange
          We have not commenced the Exchange and will not do so unless our stockholders approve this proposal and the Restated Plan discussed in Proposal 2. If our stockholders approve this proposal and Proposal 2, we expect to commence the Exchange as soon as practicable following the annual meeting by entering into Option Cancellation and Restricted Stock Award Agreements with the persons who hold the Exchange Options. The Company will not conduct any public solicitation in connection with the Exchange and does not believe it is required to conduct a public tender offer in connection with the Exchange because the Exchange Options are held by a total of eight persons, all of whom are members of our current senior management team and four of whom are named executive officers, and the Exchange will be conducted solely through private, individual transactions. Even if the Exchange is approved by our stockholders, the Compensation Committee will retain the authority, in its discretion, to terminate, amend or postpone the Exchange at any time prior to completion of the Exchange (provided that the Exchange will not be amended to permit the issuance of restricted stock having a value greater than the fair value of the Exchange Options surrendered).

Details of the Exchange
          The following describes important features of the Exchange:
          Who is Eligible to Participate in the Exchange? The following table sets forth information with respect to the persons that hold the Exchange Options, the date each Exchange Option was granted, the number of shares of common stock issuable upon exercise of the Exchange Option, and the exercise price of the Exchange Option. Provided the following individuals are employed by us on the date of the Exchange, and hold Exchange Options on such date, they will be eligible to participate in the Exchange:

		Shares of Common
	Option	Stock Issuable Upon	Option
Name	Grant Date	Exercise	Exercise Price
Stephen J. Harrison	4/30/04	100,000	$6.64
Edward L. Pierce	9/13/06	250,000	$11.81
Kevin P. Cohn	10/9/06	100,000	$11.13
Keith E. Bornemann	2/7/07	10,000	$10.12
Joe Best	2/7/07	25,000	$10.12
John Barnett	7/18/07	20,000	$10.08
Michael J. Bodayle	9/13/06	50,000	$11.81
William Pentecost	9/13/06	50,000	$11.81
          What Options Are Eligible to be Exchanged in the Exchange? As discussed above, the Exchange Options consist of eight Stock Option Awards, held by eight persons, that have a per share exercise price greater than or equal to $6.64 per share.
          How Many Shares of Restricted Stock Will Participants Receive in the Exchange? Our objective in determining the number of shares of Exchange Stock to be issued in the Exchange is to provide for the grant of Exchange Stock that will have a value no greater than the value of the Exchange Options surrendered. The number of shares of Exchange Stock to be issued in exchange for each Exchange Option will be established based upon the closing price of the Company’s common stock on the last trading day before the date of the Exchange.
          We will estimate the fair value of each Exchange Option using the Black-Scholes option valuation model based upon assumptions regarding expected option term, annualized volatility rate, risk-free rate of return and dividend yield. Each Exchange Option will be exchanged for a number of shares of Exchange Stock having a value equal to or less than the value of the Exchange Option (based on the closing sale price of our common stock on the last trading day before the date of the Exchange); provided, that no participant in the Exchange may receive Exchange Stock having a value of greater than $150,000 at the time of the Exchange.
          The number of shares of Exchange Stock to be issued in the Exchange will be based upon the value of the Exchange Options and the Exchange Stock as of the last trading day prior to the Exchange. As a result, we cannot currently determine the number of shares of Exchange Stock to be issued in the Exchange.

          The following table sets forth, solely for illustrative purposes, the general terms of the Exchange if the Exchange had been consummated on October 1, 2009.

		Value of Each Share			Number of Shares of
		Subject	Total		Exchange Stock to
	Shares Subject to	to the Exchange	Value of Exchange	Value of Each Share	be Issued in the
Name	Exchange Option	Option (1)	Option	of Exchange Stock	Exchange
Stephen J. Harrison	100,000	$0.6782	$67,820	$2.40	28,258
Edward L. Pierce	250,000	$0.7489	$150,000	$2.40	62,500 (2)
Kevin P. Cohn	100,000	$0.7868	$78,680	$2.40	32,783
Keith E. Bornemann	10,000	$0.8739	$8,739	$2.40	3,641
Joe Best	25,000	$0.8739	$21,847	$2.40	9,103
John Barnett	20,000	$0.9193	$18,386	$2.40	7,660
Michael J. Bodayle	50,000	$0.7489	$37,445	$2.40	15,602
William Pentecost	50,000	$0.7489	$37,445	$2.40	15,602

(1)	The value of the Exchange Options as of October 1, 2009 was estimated using the Black-Scholes option pricing model based on the following assumptions: expected option term, five to seven years; annualized volatility rate, 64%; risk-free rate of return, 2.20% to 2.82%; and dividend yield, 0%.

(2)	The number of shares of Exchange Stock Mr. Pierce would receive in the Exchange was reduced because no participant may receive Exchange Stock having a value of greater than $150,000 at the time of the Exchange.
          What Are the Terms of the Exchange Stock? The Exchange Stock issued to Messrs. Harrison, Pierce and Cohn in the Exchange will vest in four equal, annual installments beginning on the first anniversary of the date of the Exchange. The Exchange Stock issued to Messrs. Bornemann, Barnett, Best, Bodayle and Pentecost will vest in five equal, annual installments beginning on the first anniversary of the date of the Exchange.
          Why Are We Seeking Stockholder Approval of the Exchange? Under the listing rules of the New York Stock Exchange and the current terms of the Company’s 2002 Long Term Incentive Plan, stockholder approval is required in order for us to implement the Exchange. As previously discussed, if our stockholders approve this proposal and the Restated Plan, we intend to consummate the Exchange promptly following the annual meeting.
          Accounting Treatment. We have adopted the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised), Share Based Payments (“SFAS 123R”). Under SFAS 123R, we will recognize the incremental compensation expense, if any, resulting from the Exchange Stock issued in the Exchange. The incremental compensation expense will be measured (i) as the excess, if any, of the fair value of the Exchange Stock granted to employees in exchange for surrendered Exchange Options, measured as of the date the Exchange Stock is granted, over (ii) the fair value of the Exchange Options surrendered in exchange for the new awards, measured immediately prior to the Exchange. Under FAS 123R, because this is a value-for-value exchange, we do not expect to recognize any incremental compensation expense due to the Exchange Stock granted in the Exchange, other than immaterial compensation expense that might result from fluctuations in our stock price after the values of Exchange Options and Exchange Stock are determined and before the Exchange actually occurs.
          U.S. Federal Income Tax Consequences. We believe the exchange of Exchange Options for Exchange Stock pursuant to the Exchange should be treated as a non-taxable exchange and that we, our stockholders and employees should recognize no income for United States federal income tax purposes upon the surrender of the Exchange Options and the grant of the Exchange Stock. When the shares of Exchange Stock vest according to the vesting schedule described above, and shares of common stock are issued to the employees, the shares issued will be subject to United States income and employment taxes and applicable income and employment taxes will be withheld.
          The preceding paragraph is a summary of the anticipated material United States federal income tax consequences of participating in the Exchange and of holding Exchange Stock. The Internal Revenue Service is not precluded from adopting a contrary position and the law and regulations themselves are subject to change.
          The Board of Directors recommends a vote FOR the approval of the Exchange.

PROPOSAL 4 – RATIFICATION OF INDEPENDENT AUDITORS
          The Audit Committee has selected Ernst & Young LLP to serve as our independent auditors for the current fiscal year, and the stockholders are requested to ratify this appointment. Ernst & Young has served as our independent registered public accounting firm since September 2005. A representative of Ernst & Young is expected to be present at the annual meeting, will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions. Stockholders should recognize that the ratification of the appointment of Ernst & Young does not preclude the Audit Committee from subsequently determining to change independent auditors if the Audit Committee determines such action to be in the best interests of the Company and its stockholders.
Fees Billed to Us by Ernst & Young LLP For Fiscal 2009 and 2008
          Audit Fees. The aggregate audit fees billed by Ernst & Young for the fiscal years ended June 30, 2009, and 2008 were $765,000 and $856,350, respectively. The fees include professional services and expenses for annual audits, including internal control over financial reporting, and quarterly reviews of our financial statements.
          Audit-Related Fees. Audit-related fees billed by Ernst & Young for the fiscal years ended June 30, 2009 and 2008 were $25,000 and $22,000, respectively. These fees related to the audit of the Company’s 401(k) plan.
          Tax Fees. The aggregate tax fees billed by Ernst & Young for the fiscal year ended June 30, 2009 and 2008 were $79,500 and $60,000, respectively. These fees related primary to the preparation of fiscal year federal and state income tax returns for the Company.
          All Other Fees. No amounts were billed by Ernst & Young during the fiscal years ended June 30, 2009 and 2008 that would be categorized as “All Other Fees.”
Audit Committee Pre-Approval Policies and Procedures.
          Our Audit Committee has adopted a policy, contained in its Restated Charter, which provides that our Audit Committee must pre-approve all audit and non-audit services provided to the Company by our independent auditors. This policy is administered by our senior management, which reports throughout the year to the Audit Committee. The Audit Committee pre-approved all audit and non-audit services provided by Ernst & Young.
Auditor Rotation Policies
          Ernst & Young maintains partner rotation policies in accordance with the rules promulgated by the SEC. Such rules have required rotation of the lead audit partner after five years of assignment to the engagement.
Required Vote; Recommendation of the Board
          Approval of this proposal requires the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on the matter. A properly executed proxy marked “ABSTAIN” with respect to this proposal will have the same effect as a vote against the proposal. However, as discussed elsewhere in this proxy statement, both abstentions and broker nonvotes will factor into the determination of the existence of a quorum.
          The Board of Directors recommends that you vote FOR the ratification of the appointment of Ernst & Young LLP as First Acceptance Corporation’s independent auditors.

OTHER MATTERS
          As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.
ADDITIONAL INFORMATION
          Stockholder Proposals for the 2010 Annual Meeting. Pursuant to Rule 14a-8(e) of the Securities Exchange Act of 1934, stockholder proposals submitted in accordance with applicable rules and regulations for presentation at our next annual meeting and received at our executive offices no later than June 8, 2010 will be considered for inclusion in our proxy statement and form of proxy relating to the 2010 annual meeting.
          For other stockholder proposals to be timely (but not considered for inclusion in our proxy statement), a stockholder’s notice must be received at our executive offices no later than 60 days before our annual meeting or (if later) within ten days after the public notice of that meeting is sent to the stockholders of the Company, and should otherwise comply with the advance notice provisions of our certificate of incorporation. For proposals that are not timely filed, we retain discretion to vote the proxies that we receive. For proposals that are timely filed, we retain discretion to vote the proxies that we receive, provided (1) we include in our proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion and (2) the proponent does not issue a proxy statement.
          Proxy Solicitation Costs. The proxies being solicited hereby are being solicited by us. We will bear the cost of soliciting proxies in the enclosed form. Our officers and regular employees may, but without compensation other than their regular compensation, solicit proxies by mail, personal conversations, telephone, telex, facsimile or electronic means. Upon request, we will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of our common stock.
          Financial Statements Available. A copy of our 2009 Annual Report to Stockholders containing our Annual Report on Form 10-K for the year ended June 30, 2009 and other information accompanies this proxy statement.
          Householding Information. As permitted by the SEC’s proxy statement rules, we will deliver only one copy of our 2009 Annual Report to Stockholders or this proxy statement to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of our 2009 Annual Report to Stockholders or this proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered. Conversely, stockholders sharing an address who are receiving multiple copies of our annual reports or proxy statements may request delivery of a single copy.
          Requests in this regard should be addressed to:
Michael J. Bodayle,
Assistant Secretary
First Acceptance Corporation
3322 West End Ave., Suite 1000
Nashville, TN 37203
(615) 844-2907

Appendix A
AMENDED AND RESTATED FIRST ACCEPTANCE CORPORATION
2002 LONG TERM INCENTIVE PLAN
          The Amended and Restated First Acceptance Corporation 2002 Long Term Incentive Plan (the “Plan”) was adopted by the Board of Directors of First Acceptance Corporation, a Delaware corporation (the “Company”). This Plan amends and restates the First Acceptance Corporation 2002 Long Term Incentive Plan, as amended, that was originally approved by the Company’s shareholders on April 30, 2004. The amendments contained in this Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present or by written consent in accordance with applicable law. Subject to such approval, Awards may be granted hereunder on and after the adoption of this Plan by the Board.
ARTICLE I.
PURPOSE
          The purpose of the Plan is to foster and promote the long-term financial success of the Company and its Subsidiaries and materially increase the value of the Company and its Subsidiaries by (a) encouraging the long-term commitment of the Employees, Consultants, and Outside Directors of the Company and its Subsidiaries, (b) motivating performance of the Employees, Consultants, and Outside Directors of the Company and its Subsidiaries by means of long-term performance related incentives, (c) encouraging and providing Employees, Consultants, and Outside Directors of the Company and its Subsidiaries with an opportunity to obtain an ownership interest in the Company, (d) attracting and retaining outstanding Employees, Consultants, and Outside Directors by providing incentive compensation opportunities, and (e) enabling participation by Employees, Consultants, and Outside Directors in the long-term growth and financial success of the Company and its Subsidiaries.
ARTICLE II.
DEFINITIONS
     For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:
          2.1 “Award” means the grant of any Option, SAR, Restricted Stock, Restricted Stock Unit, Performance Award or Other Stock-Based Award, whether granted singly or in combination or in tandem.
          2.2 “Award Agreement” means a written agreement between a Participant and the Company which sets out the terms of the grant of an Award.
          2.3 “Board” means the board of directors of the Company.
          2.4 “Cause” shall mean, unless otherwise defined in the applicable Award Agreement, the Company or a Subsidiary having “cause” to terminate a Participant’s employment or service, as defined in any written employment agreement then in effect between the Participant and the Company, or, in the absence of such an agreement with respect to any Participant, such Participant’s (i) failure to comply with the employment policies of the Company or any Subsidiary or a material breach of an employment, consulting or other agreement, including any written confidentiality, non-compete, non-solicitation or business opportunity covenant contained in any agreement entered into by such Participant and the Company or any Subsidiary; (ii) commission of any material act of dishonesty, breach of trust or misconduct in connection with performance of employment-related duties; or (iii) conviction of, or pleading guilty or nolo contendere to, any felony or to any crime involving dishonesty, theft or unethical business conduct, or conduct which could impair or injure the Company or its reputation.
          2.5 “Change in Control” shall mean any of the following: (i) any consolidation, merger or share exchange of the Company in which the holders of a majority of the Company’s outstanding voting power prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor thereto following such transaction; (ii) any sale, lease, exchange or other transfer (excluding transfer by way of pledge or hypothecation) in one transaction or a series of related transactions, of all or substantially all of the assets of the Company; (iii) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; (iv) the cessation of control (by virtue of their not constituting a majority of directors) of the Board by the individuals who (x) at the date of this Plan were directors or (y) become directors after the date of this Plan and whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then in office who were directors at the date of this Plan or whose election or nomination for election was previously so approved; (v) the acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act) of an aggregate of 50% or more of the voting power of the Company’s outstanding voting securities by any person or group (as such term is used in Rule 13d-5 under the 1934 Act) who beneficially owned less than 50% of the voting power of the Company’s outstanding voting securities on the date of this Plan; provided , however , that notwithstanding the foregoing, an acquisition shall not constitute a Change in Control hereunder if the acquiror is (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company and acting in such capacity, or (y) a Subsidiary of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of voting securities of the Company; or (vi) in a Title 11 bankruptcy proceeding, the appointment of a trustee or the conversion of a case involving the Company to a case under Chapter 7.
          2.6 “Code” means the Internal Revenue Code of 1986, as amended.
          2.7 “Committee” means the committee appointed or designated by the Board to administer the Plan in accordance with Article 3 of this Plan.
          2.8 “Common Stock” means the common stock, par value $0.01 per share, which the Company is currently authorized to issue or may in the future be authorized to issue, or any securities into which or for which the common stock of the Company may be converted or exchanged, as the case may be, pursuant to the terms of this Plan.
          2.9 “Company” means First Acceptance Corporation, a Delaware corporation, and any successor entity.
          2.10 “Consultant” means any person performing advisory or consulting services for the Company or a Subsidiary, with or without compensation, to whom the Company chooses to grant an Award in accordance with the Plan, provided that bona fide services must be rendered by such person and such services shall not be rendered in connection with the offer or sale of securities in a capital raising transaction.
          2.11 “Covered Officer” shall mean at any date (i) any individual who, with respect to the previous taxable year of the Company, was a “covered employee” of the Company within the meaning of Section 162(m); provided, however, that the term “Covered Officer” shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a “covered employee” with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid or vested and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a “covered employee” with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid or vested.
          2.12 “Date of Grant” means the effective date on which an Award is made to a Participant as set forth in the applicable Award Agreement.
          2.13 “Employee” means common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code) of the Company or any Subsidiary of the Company.
          2.14 “Fair Market Value” means, as of a particular date, (a) if the shares of Common Stock are listed on a national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal securities exchange for the Common Stock on that date, or, if there shall have

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been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (b) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, or (d) if none of the above is applicable, such amount as may be determined by the Committee (acting on the advice of an Independent Third Party, should the Committee elect in its sole discretion to utilize an Independent Third Party for this purpose), in good faith, to be the fair market value per share of Common Stock.
          2.15 “Grant Price” means the price established at the time of grant of an SAR pursuant to Article VI used to determine whether there is any payment due upon exercise of the SAR.
          2.16 “Independent Third Party” means an individual or entity independent of the Company having experience in providing investment banking or similar appraisal or valuation services and with expertise generally in the valuation of securities or other property for purposes of this Plan. The Board Committee may utilize one or more Independent Third Parties.
          2.17 “Incentive Stock Option” means an incentive stock option within the meaning of Section 422 of the Code, granted pursuant to this Plan.
          2.18 “Nonpublicly Traded” means not listed on a national securities exchange registered with the Securities and Exchange Commission.
          2.19 “Nonqualified Stock Option” means a nonqualified stock option, granted pursuant to this Plan, to which Section 421 of the Code does not apply.
          2.20 “Option” means a Nonqualified Stock Option or an Incentive Stock Option granted pursuant to Article VI hereof.
          2.21 “Option Price” means the price that must be paid by a Participant upon exercise of an Option to purchase a share of Common Stock.
          2.22 “Outside Director” means a director of the Company who is not an Employee.
          2.23 “Other Stock-Based Award” shall mean any Award granted under Article IX of the Plan.
          2.24 “Participant” means an Employee, Consultant, or Outside Director of the Company or a Subsidiary to whom an Award is granted under this Plan.
          2.25 “Performance Award” shall mean any Award granted under Article VIII of the Plan.
          2.26 “Plan” means this Amended and Restated First Acceptance Corporation 2002 Long Term Incentive Plan, as amended from time to time.
          2.27 “Restricted Stock” means shares of Common Stock issued or transferred to a Participant pursuant to Article VII of this Plan which are subject to restrictions or limitations set forth in this Plan and in the related Award Agreement.
          2.28 “Restricted Stock Unit” shall mean any unit granted under Article VII of the Plan.
          2.29 “Retirement” means any Termination of Service solely due to retirement upon or after attainment of age sixty-five (65), or permitted early retirement as determined by the Committee.
          2.30 “SAR” or “stock appreciation right” means the right to receive a payment, in cash and/or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the Grant Price for such shares.

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          2.31 “Section 162(m)” shall mean Section 162(m) of the Code and the regulations promulgated thereunder and any successor provision thereto as in effect from time to time.
          2.32 “Subsidiary” means (i) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and (iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above or any limited partnership listed in item (ii) above. “Subsidiaries” means more than one of any such corporations, limited partnerships, partnerships or limited liability companies.
          2.33 “Substitute Award” shall mean an Award granted pursuant to Article XIV solely in assumption of, or in substitution for, an outstanding award previously granted by a company acquired by the Company or with which the Company combines.
          2.34 “Termination of Service” occurs when a Participant who is an Employee or a Consultant of the Company or any Subsidiary shall cease to serve as an Employee or Consultant of the Company and its Subsidiaries, for any reason; or, when a Participant who is an Outside Director of the Company or a Subsidiary shall cease to serve as a director of the Company and its Subsidiaries for any reason. Except as may be necessary or desirable to comply with applicable federal or state law, a “Termination of Service” shall not be deemed to have occurred when a Participant who is an Employee becomes a Consultant or an Outside Director or vice versa. If, however, a Participant who is an Employee and who has an Incentive Stock Option ceases to be an Employee but does not suffer a Termination of Service, and if that Participant does not exercise the Incentive Stock Option within the time required under Code section 422 upon ceasing to be an Employee, the Incentive Stock Option shall thereafter become a Nonqualified Stock Option.
          2.35 “Total and Permanent Disability” means a Participant is qualified for long-term disability benefits under the Company’s or Subsidiary’s disability plan or insurance policy; or, if no such plan or policy is then in existence or if the Participant is not eligible to participate in such plan or policy, that the Participant is incapacitated and absent from his or her duties with the Company or any Subsidiary on a full time basis for a period of six (6) continuous months or for at least one hundred eighty (180) days during any twelve (12) -month period as a result of mental or physical illness or physical injury, as determined in good faith by the Committee; provided that, with respect to any Incentive Stock Option, Total and Permanent Disability shall have the meaning given it under the rules governing Incentive Stock Options under the Code.
ARTICLE III.
ADMINISTRATION
          3.1 General Administration; Establishment of Committee. Subject to the terms of this Article 3, the Plan shall be administered by the Board or such committee of the Board as is designated by the Board to administer the Plan (the “Committee”). The Committee shall consist of not fewer than two persons. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board. At any time there is no Committee to administer the Plan, any references in this Plan to the Committee shall be deemed to refer to the Board.
          Membership on the Committee shall be limited to those members of the Board who are “outside directors” under Section 162(m) of the Code and “non-employee directors” as defined in Rule 16b-3 promulgated under the 1934 Act. The Committee shall select one of its members to act as its chairman. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

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          3.2 Designation of Participants and Awards.
               (a) The Committee or the Board shall determine and designate from time to time the eligible persons to whom Awards will be granted and shall set forth in each related Award Agreement such terms, provisions, limitations, and performance requirements as are approved by the Committee but not inconsistent with the Plan. The Committee shall determine whether an Award Agreement shall include one type of Award or two or more Awards granted in combination or two or more Awards granted in tandem (that is, a joint grant where exercise of one Award results in cancellation of all or a portion of the other Award). Although the members of the Committee shall be eligible to receive Awards, no member of the Committee shall participate in any decisions regarding any Award granted hereunder to such member. All decisions with respect to any Award, and the terms and conditions thereof, to be granted under the Plan to any member of the Committee shall be made solely and exclusively by the other members of the Committee, or if such member is the only member of the Committee, by the Board.
          In addition, the chief executive officer of the Company may recommend to the Board or the Committee (i) that Awards be granted to one or more Employees, Officers, Consultants, or Outside Directors, (ii) the number of shares of Common Stock to be subject to such Awards, and (iii) the price to be paid for such Awards and such other terms that the chief executive officer deems appropriate with respect to such Awards; in such case, the chief executive officer’s recommendations shall not be binding on the Board and the Board may, in its sole discretion, accept or deny the chief executive officer’s recommendations.
               (b) Notwithstanding Section 3.2(a), to the extent consistent with applicable securities laws, the Board may in its discretion and by a resolution adopted by the Board, authorize one or more officers of the Company (an “Authorized Officer”) to (i) designate one or more Employees as eligible persons to whom Awards will be granted under the Plan and (ii) determine the number of shares of Common Stock that will be subject to such Awards; provided, however, that the resolution of the Board granting such authority shall (x) specify the total number of shares of Common Stock that may be made subject to the Awards, (y) set forth the price or prices (or a formula by which such price or prices may be determined) to be paid for the purchase of the Common Stock subject to such Awards, and (z) not authorize an officer to designate himself as a recipient of any Award. The Authorized Officer shall notify the Committee in writing of the persons designated to receive such Awards, the type of Award, the Date of Grant, the number of shares of Common Stock that will be subject to such Awards, and the purchase price to be paid for such shares. If authorized to do so in the Board’s written resolution, the Authorized Officer shall cause the Company to execute an Award Agreement with the Participant, subject to the Committee’s ratification of such terms of an Award as required by law.
          Within an administratively reasonable time after receipt of the Authorized Officer’s written notice of one or more Awards, the Committee shall authorize or ratify the grant of such Awards and shall prescribe all other terms of such Awards pursuant to its authority set forth in Section 3(a).
          3.3 Authority of the Committee. The Committee, in its discretion, shall have the full power and authority in its discretion to (i) interpret the Plan, (ii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, (iii) establish performance goals for an Award and certify the extent of their achievement, (iv) accelerate the time at which all or any part of an Award may be settled or exercised, (v) make all determinations under the Plan concerning any Termination of Service and whether such termination has occurred by reason of Cause, Disability, Retirement or in connection with a Change in Control; and (vi) make such other determinations or certifications and take such other action as it deems necessary or advisable in the administration of the Plan. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties. The Committee’s discretion set forth herein shall not be limited by any provision of the Plan, including any provision which by its terms is applicable notwithstanding any other provision of the Plan to the contrary.
          To the extent consistent with applicable securities laws, the Committee may delegate to officers of the Company, pursuant to a written delegation, the authority to perform specified functions under the Plan. Any actions taken by any officers of the Company pursuant to such written delegation of authority shall be deemed to have been taken by the Committee.

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          With respect to restrictions in the Plan that are based on the requirements of Rule 16b-3 promulgated under the 1934 Act, Section 422 of the Code, Section 162(m) of the Code, the rules of any exchange or inter-dealer quotation system upon which the Company’s securities are listed or quoted, or any other applicable law, rule or restriction (collectively, “applicable law”), to the extent that any such restrictions are no longer required by applicable law, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such mandated restrictions and/or to waive any such mandated restrictions with respect to outstanding Awards.
ARTICLE IV.
ELIGIBILITY
          Any Employee (including an Employee who is also a director or an officer), Outside Director, or Consultant of the Company whose judgment, initiative, and efforts contributed or may be expected to contribute to the successful performance of the Company is eligible to participate in the Plan. The Committee, upon its own action, may grant, but shall not be required to grant, an Award to any Employee, Outside Director, or Consultant of the Company or any Subsidiary. Awards may be granted by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. Except as required by this Plan, Awards granted at different times need not contain similar provisions. The Committee’s determinations under the Plan (including without limitation determinations of which Employees, Outside Directors, or Consultants, if any, are to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among Participants who receive, or are eligible to receive, Awards under the Plan.
ARTICLE V.
SHARES SUBJECT TO PLAN
          5.1 Number Available for Awards. Subject to adjustment as provided in Articles XI and XII, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is 8,500,000 shares. Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.
          5.2 Reuse of Shares.
               (a) If shares of Common Stock are subject to an Option, SAR or other Award which shall expire or terminate for any reason without having been exercised or settled in full, or in the event that an Option, SAR or other Award is settled in cash or is otherwise exercised or settled in a manner such that some or all of the shares of Common Stock relating to the Option are not issued to the Participant (or beneficiary) (including as the result of the use of shares for withholding taxes), the shares of Common Stock subject thereto which have not become outstanding shall (unless the Plan shall have sooner terminated) become available for issuance under the Plan.
               (b) If any shares of Common Stock subject to an Award are not delivered to a Participant because the Award is exercised through a reduction of shares subject to the Award (i.e., “net exercised”) or an appreciation distribution in respect of a SAR is paid in Common Stock, then the number of shares subject to the Award that are not delivered to the Participant shall remain available for subsequent issuance under the Plan.
               (c) If the exercise price of any Award is satisfied by tendering Common Stock by the Participant (either by actual delivery or attestation), then the number of shares so tendered shall remain available for subsequent issuance under the Plan.
               (d) In no event shall the number of shares of Common Stock subject to Incentive Stock Options exceed, in the aggregate, 6,000,000 shares of Common Stock plus shares subject to Incentive Stock Options which are forfeited or terminated, or expire unexercised.

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ARTICLE VI.
STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
          6.1 Grant. Subject to the provisions of the Plan and other applicable legal requirements, the Committee shall have sole and complete authority to determine the Participants to whom Options and SARs shall be granted, the number of shares of Common Stock subject to each Award, the exercise price and the conditions and limitations applicable to the exercise of each Option and SAR. An Option may be granted with or without a related SAR. A SAR may be granted with or without a related Option. The grant of an Option shall take place when the Committee by resolution, written consent or other appropriate action determines to grant such Option for a particular number of shares to a particular Participant at a particular Option Price. The Committee shall have the authority to grant Incentive Stock Options and to grant Non-Qualified Stock Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. A person who has been granted an Option or SAR under this Plan may be granted additional Options or SARs under the Plan if the Committee shall so determine; provided, however, that to the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Common Stock with respect to which all Incentive Stock Options are exercisable for the first time by an Employee during any calendar year (under all plans described in of Section 422(d) of the Code of the Employee’s employer corporation and its parent and Subsidiaries) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.
          6.2 Price. The Committee in its sole discretion shall establish the Option Price at the time each Option is granted and the Grant Price at the time each SAR is granted. Except in the case of Substitute Awards, the Option Price of an Option may not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock with respect to which the Option is granted on the date of grant of such Option. In the case of Substitute Awards or Awards granted in connection with an adjustment provided for in Article XI of the Plan in the form of Options, such grants shall have an Option Price per share that is intended to maintain the economic value of the Award that was replaced or adjusted, as determined by the Committee. Notwithstanding the foregoing and except as permitted by the provisions of Article XI hereof, the Committee shall not have the power to (i) amend the terms of previously granted Options or SARs to reduce the Option Price of such Options or the Grant Price of such SARs, or (ii) cancel such Options or SARs and grant substitute Options or SARs with a lower Option Price or Grant Price than the cancelled Options or SARs, in each case without the approval of the Company’s stockholders. Except with respect to Substitute Awards, SARs may not have a Grant Price less than the Fair Market Value of a share of Common Stock on the date of grant.
          6.3 Term. Subject to the Committee’s authority under Article III and the provisions of Section 6.6, each Option and SAR and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Award Agreement. The Committee shall be under no duty to provide terms of like duration for Options or SARs granted under the Plan. Notwithstanding the foregoing, but subject to the last sentence of Section 6.4(a), no Option or SAR shall be exercisable after the expiration of ten (10) years from the date such Option or SAR was granted.
          6.4 Exercise.
               (a) Each Option and SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee shall have full and complete authority to determine whether an Option or SAR will be exercisable in full at any time or from time to time during the term of the Option or SAR, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option or SAR as the Committee may determine. An Award Agreement may provide that the period of time over which an Option, other than an Incentive Stock Option, may be exercised shall be automatically extended if on the scheduled expiration of such Option, the Participant’s exercise of such Option would violate applicable securities law; provided, however, that during the extended exercise period the Option may only be exercised to the extent the Option was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that

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such extended exercise period shall end not later than thirty (30) days after the exercise of such Option first would no longer violate such laws.
               (b) The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable. The exercise of any Option granted hereunder shall be effective only at such time as the sale of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws.
               (c) An Option or SAR may be exercised in whole or in part at any time, with respect to whole shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option or SAR, delivered to the Company at its principal office, and payment in full to the Company at the direction of the Committee of the amount of the Option Price for the number of shares of Common Stock with respect to which the Option is then being exercised.
               (d) Payment of the Option Price shall be made in (i) cash or cash equivalents, or, (ii) at the discretion of the Committee, by transfer, either actually or by attestation, to the Company of unencumbered shares of Common Stock previously acquired by the Participant, valued at the Fair Market Value of such shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes, such transfer to be upon such terms and conditions as determined by the Committee, (iii) by a combination of (i) or (ii), or (iv) by any other method approved or accepted by the Committee in its sole discretion, including, if the Committee so determines, (x) a cashless (broker-assisted) exercise that complies with applicable laws or (y) withholding shares of Common Stock (net-exercise) otherwise deliverable to the Participant pursuant to the Option having an aggregate Fair Market Value at the time of exercise equal to the total Option Price. Until the optionee has been issued the Common Stock subject to such exercise, he or she shall possess no rights as a stockholder with respect to such Common Stock.
               (e) At the Committee’s discretion, the amount payable to the Participant as a result of the exercise of a SAR may be settled in cash, Common Stock or a combination thereof. A fractional share shall not be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.
          6.5 Termination of Employment or Service. Except as otherwise provided in the applicable Award Agreement, an Option may be exercised only to the extent that it is then exercisable, and if at all times during the period beginning with the date of granting such Option and ending on the date of exercise of such Option the Participant is an Employee, Outside Director or Consultant, and shall terminate immediately upon a Termination of Service of the Participant. Notwithstanding the foregoing provisions of this Section 6.5 to the contrary, the Committee may determine in its discretion that an Option may be exercised following any such termination of employment, whether or not exercisable at the time of such termination of employment; provided, however, that in no event may an Option be exercised after the expiration date of such Option specified in the applicable Award Agreement, except as provided in the last sentence of Section 6.4(a).
          6.6 Ten Percent Stock Rule. Notwithstanding any other provisions in the Plan, if at the time an Option is otherwise to be granted pursuant to the Plan, the optionee or rights holder owns directly or indirectly (within the meaning of Section 424(d) of the Code) Common Stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or Subsidiary corporations (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option to be granted to such optionee or rights holder pursuant to the Plan shall satisfy the requirement of Section 422(c)(5) of the Code, and the Option Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock of the Company, and such Option by its terms shall not be exercisable after the expiration of five (5) years from the date such Option is granted.
          6.7 Buyout Provisions. Notwithstanding any other provision of the Plan, the Committee may at any time offer to buy out for a payment in cash, Common Stock or Restricted Stock an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

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          6.8 Maximum Individual Grant. No Participant may receive during any fiscal year of the Company Awards of Options or SARs covering an aggregate of more than 3,000,000 shares of Common Stock.
ARTICLE VII.
RESTRICTED STOCK AND RESTRICTED STOCK UNITS
          7.1 Grant.
               (a) Subject to the provisions of the Plan and other applicable legal requirements, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Stock and Restricted Stock Units shall be granted, the number of shares of Restricted Stock and the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Stock and Restricted Stock Units may be forfeited to the Company, and the other terms and conditions of such Awards. The Restricted Stock and Restricted Stock Unit Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.
               (b) Each Restricted Stock and Restricted Stock Unit Award made under the Plan shall be for such number of shares of Common Stock as shall be determined by the Committee and set forth in the Award Agreement containing the terms of such Restricted Stock or Restricted Stock Unit Award. Such agreement shall set forth a period of time during which the grantee must remain in the continuous employment of the Company in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the shares covered by the Restricted Stock or Restricted Stock Unit Award. The Award Agreement may also, in the discretion of the Committee, set forth performance or other conditions that will subject the shares to forfeiture and transfer restrictions. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Restricted Stock and Restricted Stock Unit Awards.
          7.2 Dividends and Other Distributions.
               (a) Prior to the lapse of any applicable transfer restrictions, Participants holding Restricted Stock shall be credited with any cash dividends paid with respect to such Restricted Stock while they are so held, unless determined otherwise by the Committee and set forth in the Award Agreement. The Committee may apply any restrictions to such dividends that the Committee deems appropriate. Except as set forth in the Award Agreement or otherwise determined by the Committee, in the event (a) of any adjustment as provided in Article XI, or (b) any shares or securities are received as a dividend, or an extraordinary dividend is paid in cash, on Restricted Stock, any new or additional shares or securities or any extraordinary dividends paid in cash received by a Participant on such Restricted Stock shall be subject to the same terms and conditions, including any transfer restrictions, as relate to the original Restricted Stock.
               (b) The applicable Award Agreement will specify whether a Participant will be entitled to receive dividend equivalent rights in respect of Restricted Stock Units at the time of any payment of dividends to stockholders on Common Stock. If the applicable Award Agreement specifies that a Participant will be entitled to receive dividend equivalent rights, (i) the amount of any such dividend equivalent right shall equal the amount that would be payable to the Participant as a stockholder in respect of a number of shares equal to the number of Restricted Stock Units then credited to the Participant, (ii) any such dividend equivalent right shall be paid in accordance with the Company’s payment practices as may be established from time to time and as of the date on which such dividend would have been payable in respect of outstanding Common Stock, and (iii) the applicable Award Agreement will specify whether dividend equivalents shall be paid in respect of Restricted Stock Units that are not yet vested.
          7.3 Transfer Restrictions on Restricted Stock. At the time of a Restricted Stock Award, a certificate representing the number of Shares awarded thereunder shall be registered in the name of the grantee. Such

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certificate shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. The foregoing to the contrary notwithstanding, the Committee may, in its discretion, provide that a Participant’s ownership of Restricted Stock prior to the lapse of any transfer restrictions or any other applicable restrictions shall, in lieu of such certificates, be evidenced by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated agent in the name of the Participant who has received such Award, and confirmation and account statements sent to the Participant with respect to such book-entry shares may bear the restrictive legend referenced in the preceding sentence. Such records of the Company or such agent shall, absent manifest error, be binding on all Participants who receive Restricted Stock Awards evidenced in such manner. The holding of Restricted Stock by the Company or such an escrow holder, or the use of book entries to evidence the ownership of Restricted Stock, in accordance with this Section 7.3, shall not affect the rights of Participants as owners of the Restricted Stock awarded to them, nor affect the restrictions applicable to such shares under the Award Agreement or the Plan, including the transfer restrictions.
          7.4 Other Rights of Restricted Stockholders. Unless otherwise provided in the applicable Award Agreement, the grantee shall have all other rights of a stockholder with respect to the Restricted Stock, including the right to vote such shares, subject to the following restrictions: (i) the grantee shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Agreement with respect to such Restricted Stock; (ii) none of the shares of Restricted Stock may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Committee at or after grant, all of the shares of Restricted Stock shall be forfeited and all rights of the grantee to such shares shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment of the Company for the entire restricted period in relation to which such shares were granted and unless any other restrictive conditions relating to the Restricted Stock Award are met.
          7.5 Termination of Restrictions on Restricted Stock. At the end of the restricted period and provided that any other restrictive conditions of the Restricted Stock Award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the Award Agreement relating to the Restricted Stock Award or in the Plan shall lapse as to the Restricted Stock subject thereto, and a stock certificate for the appropriate number of shares of Common Stock, free of the restrictions and restricted stock legend, shall be delivered to the Participant or the Participant’s beneficiary or estate, as the case may be (or, in the case of book-entry shares, such restrictions and restricted stock legend shall be removed from the confirmation and account statements delivered to the Participant or the Participant’s beneficiary or estate, as the case may be, in book-entry form).
          7.6 Payment of Restricted Stock Units. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a share of Common Stock. Restricted Stock Units shall be paid in cash, Common Stock, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. Except as otherwise determined by the Committee at or after grant, Restricted Stock Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, and all Restricted Stock Units and all rights of the grantee to such Restricted Stock Units shall terminate, without further obligation on the part of the Company, unless the grantee remains in continuous employment of the Company for the entire restricted period in relation to which such Restricted Stock Units were granted and unless any other restrictive conditions relating to the Restricted Stock Unit Award are met. Except as otherwise provided in the Plan or the applicable Award Agreement, a Participant shall have no rights of a stockholder with respect to Restricted Stock Units.
ARTICLE VIII.
PERFORMANCE AWARDS
          8.1 Grant. The Committee shall have sole and complete authority to determine the Participants who shall receive Performance Awards, which shall consist of a right that is (i) denominated in cash or Common Stock (including but not limited to Restricted Stock and Restricted Stock Units), (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

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          8.2 Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and may amend specific provisions of the Performance Award; provided, however, that such amendment may not adversely affect existing Performance Awards made within a performance period commencing prior to implementation of the amendment.
          8.3 Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Committee, on a deferred basis. Notwithstanding the foregoing, the Committee may in its discretion, waive any performance goals and/or other terms and conditions relating to a Performance Award. A Participant’s rights to any Performance Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of in any manner, except by will or the laws of descent and distribution, and/or except as the Committee may determine at or after grant.
          8.4 Termination of Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Awards following such Participant’s Termination of Employment. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the applicable Award Agreement, need not be uniform among all such Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for the termination of employment.
          8.5 Provisions Applicable To Covered Officers And Performance Awards. Notwithstanding anything in the Plan to the contrary, unless the Committee determines that a Performance Award to be granted to a Covered Officer should not qualify as “performance-based compensation” for purposes of Section 162(m), Performance Awards granted to Covered Officers shall be subject to the terms and provisions of this Section 8.5. Accordingly, unless otherwise determined by the Committee, if any provision of the Plan or any Award Agreement relating to such an Award does not comply or is inconsistent with Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee discretion to increase the amount of compensation otherwise payable to a Covered Officer in connection with any such Award upon the attainment of the performance criteria established by the Committee.
               (a) The Committee may grant Performance Awards to Covered Officers based solely upon the attainment of performance targets related to one or more performance goals selected by the Committee from among the goals specified below. For the purposes of this Section 8.5, performance goals shall be limited to one or more of the following Company, Subsidiary, operating unit, business segment or division financial performance measures:

(i)	earnings before interest, taxes, depreciation and/or amortization;
(ii)	operating income or profit;
(iii)	operating efficiencies;
(iv)	return on equity, assets, capital, capital employed or investment;
(v)	net income;
(vi)	earnings (gross, net, pre-tax, after tax or per share);
(vii)	utilization;
(viii)	gross or net profit margins;
(ix)	stock price or total stockholder return;
(x)	customer growth or sales;
(xi)	debt reduction;
(xii)	revenue;
(xiii)	market share;
(xiv)	strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals or goals relating to acquisitions or divestitures; or
(xv)	any combination thereof.
Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons

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based on internal targets, the past performance of the Company or any Subsidiary, operating unit, business segment or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders’ equity and/or Shares outstanding, or to assets or net assets. The Committee may appropriately adjust any evaluation of performance under criteria set forth in this Section 8.5(a) to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year.
               (b) With respect to any Covered Officer, the maximum annual number of shares of Common Stock in respect of which all Performance Awards may be granted under Article VIII of the Plan is 1,500,000 and the maximum amount of all Performance Awards that are settled in cash and that may be granted under this Article VIII in any year is $5,000,000.
               (c) To the extent necessary to comply with Section 162(m), with respect to grants of Performance Awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable Award Agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant in its sole discretion to the assessment of individual or corporate performance for the performance period.
ARTICLE IX.
OTHER STOCK-BASED AWARDS
          The Committee shall have the authority to determine the Participants who shall receive Other Stock-Based Awards, which shall consist of any right that is (i) not an Award described in Sections 6, 7 or 8 above and (ii) an Award of Common Stock or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock (including, without limitation, securities convertible into Common Stock), as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.
ARTICLE X.
TERM; AMENDMENTS
          10.1 Term. The Plan, as amended and restated, shall be effective from the date that this amended and restated Plan is approved by the Board. Unless sooner terminated by action of the Board, the Plan will terminate on the date that is ten years after the date this amended and restated Plan is approved by the Board, but Awards granted before that date will continue to be effective in accordance with their terms and conditions.
          10.2 Amendment or Discontinuance. Subject to the limitations set forth in this Article X, the Board may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided, however, that no amendment which requires stockholder approval in order for the Plan and Awards made under the Plan to continue to comply with Sections 162(m), 421, and 422 of the Code, including any successors to such Sections, shall be effective unless such amendment shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon. Except as otherwise provided in any existing Award Agreement, any such amendment shall, to the extent deemed necessary or advisable by the

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Committee, be applicable to any outstanding Awards theretofore granted under the Plan. Except as otherwise provided in any Award Agreement, in the event of any such amendment to the Plan, the holder of any Award outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any Award Agreement relating thereto. Notwithstanding anything contained in this Plan to the contrary, unless required by law, no action contemplated or permitted by this Article X shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Incentive theretofore granted under the Plan without the consent of the affected Participant.
ARTICLE XI.
CAPITAL ADJUSTMENTS
          In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the Common Stock, then the Committee shall in an equitable and proportionate manner, as determined by the Committee (and, as applicable, in such manner as is consistent with Sections 162(m), 422 and 409A of the Code and the regulations thereunder) in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, adjust any or all of the (i) the number of shares and type of Common Stock (or the securities or property) which thereafter may be made the subject of Awards, (ii) the number of shares and type of Common Stock (or other securities or property) subject to outstanding Awards, (iii) the number of shares and type of Common Stock (or other securities or property) specified as the annual per-participant limitations under Sections 6.8 and 8.5(b) of the Plan, (iv) the Option Price of each outstanding Award, and (v) the number of or Grant Price of shares of Common Stock then subject to outstanding SARs previously granted and unexercised under the Plan to the end that the same proportion of the Company’s issued and outstanding shares of Common Stock in each instance shall remain subject to exercise at the same aggregate Grant Price; provided however, that the number of shares of Common Stock (or other securities or property) subject to any Award shall always be a whole number. In lieu of the foregoing, if deemed appropriate, the Committee may make provision for a cash payment to the holder of an outstanding Award, except as may otherwise be provided in an applicable Award Agreement. Such adjustments shall be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which the Company is subject. No adjustment or cash payment will be required under this Article XI for the issuance of Common Stock for such consideration, not less than the par value of the Common Stock, as may be determined from time to time by the Board to be fair consideration.
          Upon the occurrence of any such adjustment or cash payment, the Company shall provide notice to each affected Participant of its computation of such adjustment or cash payment which shall be conclusive and shall be binding upon each such Participant.
ARTICLE XII.
RECAPITALIZATION, MERGER AND CONSOLIDATION
          12.1 No Effect on Company’s Authority. The existence of this Plan and Awards granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure and its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
          12.2 Conversion of Awards Where Company Survives. Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any merger, consolidation or share exchange, any Award granted hereunder shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a holder of the number of shares of Common Stock subject to the Award would have been entitled.

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          12.3 Exchange or Cancellation of Incentives Where Company Does Not Survive. In the event of any merger, consolidation or share exchange which is a Change of Control in which the Company does not survive, there may be substituted for each share of Common Stock subject to the unexercised portions of outstanding Options or SARs, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to the stockholders of the Company in respect to each share of Common Stock held by them, such outstanding Options or SARs to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms.
          Notwithstanding the foregoing, however, all Stock Options or SARs may be canceled by the Company, in its sole discretion, as of the effective date of any merger, consolidation or share exchange which is a Change of Control in which the Company does not survive, by either:
               (a) giving notice to each holder thereof or his personal representative of its intention to cancel such Stock Options or SARs and permitting the purchase during the thirty (30) day period next preceding such effective date of any or all of the shares subject to such outstanding Stock Options or SARs, including, in the Board’s discretion, some or all of the shares as to which such Stock Options or SARs would not otherwise be vested and exercisable; or
               (b) paying the holder thereof an amount equal to a reasonable estimate of the difference between the net amount per share payable in such transaction or as a result of such transaction, and the exercise price per share of such Option (hereinafter the “Spread”), multiplied by the number of shares subject to the Option. In cases where the shares constitute, or would after exercise, constitute Restricted Stock, the Company, in its discretion, may include some or all of those shares in the calculation of the amount payable hereunder. In estimating the Spread, appropriate adjustments to give effect to the existence of the Options shall be made, such as deeming the Options to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the shares receivable upon exercise of the Options as being outstanding in determining the net amount per share. In cases where the proposed transaction consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares of Common Stock upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before such liquidation could be completed.
               (c) An Option or SAR that by its terms would be vested and exercisable upon a Change in Control will be considered vested and exercisable for purposes of Section 12.3(a) hereof.
ARTICLE XIII.
LIQUIDATION OR DISSOLUTION
          Subject to Section 12.3 hereof, in case the Company shall, at any time while any Award under this Plan shall be in force and remain unexpired, (i) sell all or substantially all of its property, or (ii) dissolve, liquidate, or wind up its affairs, then each Participant shall be entitled to receive, in lieu of each share of Common Stock of the Company which such Participant would have been entitled to receive under the Awards, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Company. If the Company shall, at any time prior to the expiration of any Award, make any partial distribution of its assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) then in such event the purchase price, if any, Option Prices or Grant Prices then in effect with respect to each Option or SAR shall be reduced, on the payment date of such distribution, in proportion to the percentage reduction in the tangible book value of the shares of the Company’s Common Stock (determined in accordance with generally accepted accounting principles) resulting by reason of such distribution.
ARTICLE XIV.
INCENTIVES IN SUBSTITUTION FOR
INCENTIVES GRANTED BY OTHER ENTITIES
          Awards may be granted under the Plan from time to time in substitution for similar instruments held by

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employees or directors of a corporation, partnership, or limited liability company who become or are about to become Employees or Outside Directors of the Company or any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company, the acquisition by the Company of equity of the employing entity, or any other similar transaction pursuant to which the Company becomes the successor employer. The terms and conditions of the Substitute Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Awards in substitution for which they are granted.
ARTICLE XV.
MISCELLANEOUS PROVISIONS
          15.1 Investment Intent. The Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the Awards granted or the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.
          15.2 Nonpublicly Traded Common Stock. In the event a Participant receives, as Restricted Stock or pursuant to the exercise of a Stock Option, shares of Common Stock that are Nonpublicly Traded, the Committee may impose restrictions and conditions on the transfer or other disposition of those shares. The restrictions and conditions may be reflected in the Award Agreement or in a separate stockholders’ agreement.
          15.3 No Right to Continued Employment. Neither the Plan nor any Awards granted under the Plan shall confer upon any Participant any right with respect to continuance of employment by the Company or any Subsidiary.
          15.4 Indemnification of Board and Committee. No member of the Board or the Committee, nor any officer or Employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and the Committee, each officer of the Company, and each Employee of the Company acting on behalf of the Board or the Committee shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.
          15.5 Effect of the Plan. Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein. The terms and conditions of Awards need not be the same with respect to each Participant. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards or other types of Awards provided for hereunder.
          15.6 Compliance With Other Laws and Regulations. Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue shares of Common Stock under any Award if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which shares of Common Stock are quoted or traded; and, as a condition of any sale or issuance of shares of Common Stock under an Award, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. The Plan, the grant and exercise of Awards hereunder, and the obligation of the Company to sell and deliver shares of Common Stock, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.
          15.7 Tax Requirements. The Company shall have shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan, or from any other compensation or other amount owing to a Participant, the amount (in cash, Common Stock, other securities, other Awards or other property) of any applicable withholding or other tax-related obligations in respect of an Award, its

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exercise or any other transaction involving an Award, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Participant receiving shares of Common Stock issued under the Plan shall be required to pay the Company the amount of any taxes which the Company is required to withhold with respect to such shares of Common Stock. Such payments shall be required to be made prior to the delivery of any certificate representing such shares of Common Stock. Such payment may be made (i) by the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligation of the Company; (ii) if the Company, in its sole discretion, so consents in writing, the actual delivery by the exercising Participant to the Company of shares of Common Stock previously owned by the Participant, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding payment; (iii) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of shares to be delivered upon the exercise, vesting or other payment of an Award, which shares so withheld have an aggregate fair market value that equals (but does not exceed) the required tax withholding payment; or (iv) any combination of (i), (ii), or (iii). Notwithstanding the foregoing, in the event of an assignment of a Nonqualified Stock Option or SAR pursuant to Section 15.8, the Participant who assigns the Nonqualified Stock Option or SAR shall remain subject to withholding taxes upon exercise of the Nonqualified Stock Option or SAR by the transferee to the extent required by the Code or the rules and regulations promulgated thereunder.
          15.8 Assignability. Incentive Stock Options may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant or the Participant’s legally authorized representative, and each Award Agreement in respect of an Incentive Stock Option shall so provide. The designation by a Participant of a beneficiary will not constitute a transfer of the Option. The Committee may waive or modify any limitation contained in this Section 15.8 that is not required for compliance with Section 422 of the Code.
          Except as otherwise provided herein, Nonqualified Stock Options and SARs may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution. The Committee may, in its discretion, authorize all or a portion of a Nonqualified Stock Option or an SAR granted to a Participant to be on terms which permit transfer by such Participant to (i) the spouse (or former spouse), children or grandchildren of the Participant (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members or entities described in (iv) below, (iii) a partnership in which the only partners are (1) such Immediate Family Members and/or (2) entities which are controlled by Immediate Family Members, (3), (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision, or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided that (x) there shall be no consideration for any such transfer, (y) the Award Agreement pursuant to which such Nonqualified Stock Option or SAR is granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section 15.8, and (z) subsequent transfers of transferred Nonqualified Stock Options or SARs shall be prohibited except those by will or the laws of descent and distribution.
          Following any transfer, any such Nonqualified Stock Option or SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Articles VIII, X, XI, XIII and XV hereof the term “Participant” shall be deemed to include the transferee. The events of Termination of Service shall continue to be applied with respect to the original Participant, following which the Nonqualified Stock Options and SARs shall be exercisable, if at all, by the transferee only to the extent and for the periods specified in the Award Agreement. The Committee and the Company shall have no obligation to inform any transferee of a Nonqualified Stock Option or an SAR of any expiration, termination, lapse or acceleration of such Stock Option or SAR. The Company shall have no obligation to register with any federal or state securities commission or agency any Common Stock issuable or issued under a Nonqualified Stock Option or SAR that has been transferred by a Participant under this Section 15.8.
          15.9 Dividend Equivalents. In the sole and complete discretion of the Committee, an Award may provide the Participant with dividends or dividend equivalents, payable in cash, Common Stock, other securities or other property on a current or deferred basis. All dividend or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional Common Stock, or, in the case of dividends or

16

dividend equivalents credited in connection with Performance Awards, be credited as additional Performance Awards and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award. The total number of Shares available for grant under Article V shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Common Stock or credited as Performance Awards.
          15.10 No Guarantee of Favorable Tax Treatment. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Company shall not be liable to any Participant for any tax, interest, or penalties that Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.
          15.11 No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary.
          15.12 Severability. If any provision of the Plan or any Award is, or becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Participant or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
          15.13 Use of Proceeds. Proceeds from the sale of shares of Common Stock pursuant to Incentives granted under this Plan shall constitute general funds of the Company.
          15.14 Legend. Each certificate representing shares of Restricted Stock issued to a Participant shall bear the following legend, or a similar legend deemed by the Company to constitute an appropriate notice of the provisions hereof (any such certificate not having such legend shall be surrendered upon demand by the Company and so endorsed):
On the face of the certificate:
“Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate.”
On the reverse:
“The shares of stock evidenced by this certificate are subject to and transferable only in accordance with that certain First Acceptance Corporation Long Term Incentive Plan (the “Plan”), a copy of which is on file at the principal office of the Company in Nashville, Tennessee. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Plan. By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Plan.”
          The following legend shall be inserted on a certificate evidencing Common Stock issued under the Plan if the shares were not issued in a transaction registered under the applicable federal and state securities laws:
“Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company.”

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     A copy of this Plan shall be kept on file in the principal office of the Company in Nashville, Tennessee.

18

FIRST ACCEPTANCE CORPORATION
Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting, November 17, 2009
You are encouraged to specify your vote by marking the appropriate box BELOW but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations which are FOR the election of the named nominees as directors and FOR Proposals 2, 3 and 4. The Proxies cannot vote your shares unless you sign and return this card. This Proxy may be revoked in writing at anytime prior to the voting thereof.
First Acceptance Corporation
FIRST ACCEPTANCE CORPORATION THIS IS YOUR PROXY
Dear Stockholder:
Your Proxy is being solicited by the Board of Directors of First Acceptance Corporation for the Annual Meeting of Stockholders to be held on November 17, 2009, at 9:30 a.m., central time, at our corporate headquarters, which are located at 3322 West End Avenue, Suite 1000, Nashville, Tennessee 37203.
Enclosed with this Proxy is a Proxy Statement containing important information about the matters that you are being asked to approve.
Your vote is important. Whether or not you plan to attend the Annual Meeting, you can be sure your shares are represented at the meeting by promptly returning your completed Proxy card prior to the Annual Meeting.
Please mark the boxes on the Proxy card below to indicate how your shares are to be voted, then sign the card, detach it and return your Proxy card in the enclosed envelope.
Thank you in advance for your prompt consideration of these matters.
60132
FOLD AND DETACH HERE
Please mark your votes as indicated in this example
FOR WITHHOLD *EXCEPTIONS
1. Election of Directors (Proposal No. 1) ALL FOR ALL
Nominees: 01 Rhodes R. Bobbitt 02 Harvey B. Cash 03 Donald J. Edwards 04 Gerald J. Ford 05 Stephen J. Harrison
06 Thomas M. Harrison, Jr. 07 Tom C. Nichols 08 Lyndon L. Olson, Jr. 09 William A. Shipp, Jr.
FOR AGAINST ABSTAIN
2. To approve the Amended and Restated First Acceptance Corporation 2002 Long Term Incentive Plan.
3. To approve a value-for-value option exchange whereby certain outstanding stock options would be exchanged for shares of restricted common stock.
4. To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending June 30, 2010.
This Proxy, when properly executed, will be voted in the manner directed herein and will authorize the Proxies to take action in their discretion upon other matters that may properly come before the meeting. If no direction is made, the Proxy will be voted in accordance with the recommendations of the Board of Directors. Proxies are authorized to vote upon matters incident to the conduct of the meeting, such as approval of one or more adjournments of the meeting for the purposes of obtaining additional stockholder votes.
Mark Here for Address Change or Comments SEE REVERSE
Signature Signature Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

You can now access your First Acceptance Corporation account online.
Access your First Acceptance Corporation account online via Investor ServiceDirect® (ISD).
BNY Mellon Shareowner Services, the transfer agent for First Acceptance Corporation, now makes it easy and convenient to get current information on your shareholder account.
· View account status • View payment history for dividends
· View certificate history • Make address changes
· View book-entry information • Obtain a duplicate 1099 tax form
Visit us on the web at http://www.bnymellon.com/shareowner/isd For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time
Investor ServiceDirect®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-370-1163
Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.
Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2009 Annual Report to Stockholders are available at:
http://phx.corporate-ir.net/phoenix.zhtml?c=120257&p=irol-2009ProxyMaterials
FOLD AND DETACH HERE
FIRST ACCEPTANCE CORPORATION
PROXY
BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
AT 9:30 AM, CENTRAL TIME, TUESDAY, NOVEMBER 17, 2009 FIRST ACCEPTANCE CORPORATION, 3322 WEST END AVENUE, SUITE 1000, NASHVILLE, TENNESSEE 37203
The undersigned hereby constitutes and appoints each of Stephen J. Harrison and Kevin P. Cohn his or her true and lawful agents and proxies with full power of substitution in each to represent the undersigned, with all the powers which the undersigned would possess if personally present, and to vote the Common Stock of First Acceptance Corporation held of record by the undersigned on the record date, at the Annual Meeting of Stockholders of First Acceptance Corporation, to be held at First Acceptance Corporation, 3322 West End Avenue, Suite 1000, Nashville, Tennessee 37203, on November 17, 2009, at 9:30 a.m., central time, and at any adjournment or postponement thereof, on all matters coming before said meeting.
ELECTION OF DIRECTORS: To elect each of Rhodes R. Bobbitt, Harvey B. Cash, Donald J. Edwards, Gerald J. Ford, Stephen J. Harrison, Thomas M. Harrison, Jr., Tom C. Nichols, Lyndon L. Olson, Jr. and William A. Shipp, Jr. to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified or their earlier death, resignation or removal from office.
The Board of Directors recommends a vote FOR the election of all named nominees for director and FOR Proposals 2, 3 and 4.
Address Change/Comments
(Mark the corresponding box on the reverse side)
BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250
(Continued and to be marked, dated and signed, on the other side)
60132